Oi S.A. and Subsidiaries	EXHIBIT 1

Balance Sheets as at December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

Assets	Notes	2015	2014
Current assets
Cash and cash equivalents	8	14,898,063	2,449,206
Cash investments	8	1,801,720	171,415
Derivative financial instruments	18	606,387	340,558
Accounts receivable	9	8,379,719	7,450,040
Inventories		351,993	478,499
Recoverable income tax and social contribution	10	915,573	1,097,189
Other recoverable taxes	11	922,986	1,054,255
Judicial deposits	12	1,258,227	1,133,639
Pension plan assets	24	753	1,744
Prepaid expenses		293,036	301,181
Held-for-sale assets	28	7,686,298	33,926,592
Other assets		952,254	882,477

Total current assets		38,067,009	49,286,795
Non-current assets
Due from related parties	26
Cash investments	8	125,966	111,285
Derivative financial instruments	18	6,780,316	2,880,923
Deferred taxes assets	10	8,883,002	7,625,772
Other recoverable taxes	11	659,899	741,911
Judicial deposits	12	13,119,130	12,260,028
Pension plan assets	24	129,128	45,752
Prepaid expenses		71,194	104,398
Other assets		225,310	222,843
Investments	13	154,890	148,411
Property, plant and equipment	14	25,497,191	25,670,026
Intangible assets	15	3,301,771	3,690,978

Total non-current assets		58,947,797	53,502,327

Total assets		97,014,806	102,789,122
Current liabilities
Payroll, related taxes and benefits		660,415	744,439
Trade payables	16	5,004,833	4,336,566
Borrowings and financing	17	11,809,598	4,463,728
Due to related parties	17
Derivative financial instruments	18	1,988,948	523,951
Current taxes payable	10	339,624	477,282
Other taxes payable	11	1,553,651	1,667,599
Dividends and interest on capital		96,433	185,138
Licenses and concessions payable	19	911,930	675,965
Tax refinancing program	20	78,432	94,041
Provisions	21	1,020,994	1,058,521
Provisions for pension funds	24	144,589	129,662
Liabilities associated with held-for-sale assets	28	745,000	27,178,221
Other payables	22	1,219,624	1,021,719
Total current liabilities		25,574,071	42,556,832
Non-current liabilities
Borrowings and financing	17	48,047,819	31,385,667
Derivative financial instruments	18	521,395	142,971
Other taxes	11	924,337	874,727
Licenses and concessions payable	19	6,607	685,975
Tax refinancing program	20	716,656	896,189
Provisions	21	3,413,972	4,073,247
Provisions for pension funds	24	399,431	346,873
Other payables	22	3,004,307	2,515,152
Total non-current liabilities		57,034,524	40,920,801
Equity attributable to controlling shareholders	23
Capital		21,438,374	21,438,220
Share issue costs		(377,429)	(309,592)
Capital reserves		7,016,003	3,977,623
Profit reserves			1,933,354
Obligations in equity instruments			(2,894,619)
Treasury shares		(5,531,092)	(2,367,552)
Other comprehensive income		338,226	45,126
Changes in equity interest percentage		3,916	3,916
Accumulated losses		(9,672,334)	(4,024,184)
		13,215,664	17,802,292
Equity attributable to noncontrolling shareholders	28	1,190,547	1,509,197
Total equity		14,406,211	19,311,489
Total liabilities and equity		97,014,806	102,789,122

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Profit or Loss

For the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Notes	2015	2014	2013
Continued operations

Net operating revenue	4 and 5	27,353,765	28,247,099	28,422,147

Cost of sales and/or services	5	(15,308,634)	(15,229,602)	(15,259,215)

Gross profit		12,045,131	13,017,497	13,162,932

Operating income (expenses)
Share of profit of subsidiaries	5 and 13	(21,883)	(5,881)	(17,750)
Selling expenses	5	(4,744,518)	(5,611,772)	(5,571,891)
General and administrative expenses	5	(3,832,995)	(3,751,410)	(3,581,544)
Other operating income	5	1,630,056	4,466,914	3,193,024
Other operating expenses	5	(2,373,395)	(2,440,710)	(1,898,154)

		(9,342,735)	(7,342,859)	(7,876,315)

Profit (loss) before financial income (expenses) and taxes		2,702,396	5,674,638	5,286,617

Financial income	5 and 6	4,904,550	1,344,767	1,375,217
Financial expenses	5 and 6	(13,307,650)	(5,891,332)	(4,649,665)

Financial income (expenses)	5 and 6	(8,403,100)	(4,546,565)	(3,274,448)

Profit (loss) before taxes		(5,700,704)	1,128,073	2,012,169

Income tax and social contribution
Current	7	(781,576)	(622,001)	(418,498)
Deferred	7	66,537	(497,954)	(100,656)

Profit (loss) from continuing operations		(6,415,743)	8,118	1,493,015

Discontinued operations

Profit (loss) from discontinued operations, net (net of taxes)	28	1,068,142	(4,414,539)

Loss for the year		(5,347,601)	(4,406,421)	1,493,015

Loss attributable to Company owners		(4,934,908)	(4,407,711)	1,493,015

Profit (loss) attributable to non-controlling interests		(412,693)	1,290

Basic and diluted loss per share:	23(h)

Common shares – basic and diluted (R$)		(6.76)	(7.15)	9.10
Preferred shares – basic and diluted (R$)		(6.76)	(7.15)	9.10

Basic and diluted earnings (loss) per share - discontinued operations:	23(h)

Common shares – basic and diluted (R$)		(8.23)	0.01	9.10
Preferred shares – basic and diluted (R$)		(8.23)	0.01	9.10

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Comprehensive Income

For the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

	2015	2014	2013
Continued operations

Loss for the year	(5,347,601)	(4,406,421)	1,493,015

Hedge accounting gains (losses)	(797,950)	186,047	(139,334)
Subsidiaries’ hedge accounting losses
Actuarial gains (losses)	(66,830)	90,906	114,896
Subsidiaries’ actuarial gains	1,555
Exchange gains on investment abroad	911,853	464,981
Exchange gains on subsidiaries’ investment abroad

Comprehensive income before taxes – continuing operations	(5,298,973)	(3,664,487)	1,468,577

Effect of taxes on other comprehensive income:
Hedge accounting	271,304	(63,256)
Actuarial gains (losses)	22,193	(30,908)

Comprehensive income – continuing operations	(5,005,476)	(3,758,651)	1,468,577

Discontinued operations

Comprehensive income of discontinued operations (i)	45,018	(387,677)

Total comprehensive income for the year	(4,960,458)	(4,146,328)	1,468,577

Comprehensive income attributable to owners of the Company	(4,641,808)	(4,271,054)	1,468,577
Comprehensive income attributable to non-controlling interests	(318,650)	124,726

(i)	In 2014, the comprehensive income from discontinued operations included the effect of taxes on PT Portugal’s pension plans, amounting to R$196 million.

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

		Attributable to owners of the Company															Total controlling interests	Non- controlling interests	Total equity
	Share capital	Share issue costs	Capital reserves						Income reserves		Obligations in equity instruments	Treasury shares		Retained earnings (Accumulated losses)	Changes in equity interest percentage	Other comprehensive income
			Donations and investment grants	Special merger goodwill reserve	Special merger reserve - net assets	Interest on construction in progress	Special inflation adjustment - Law 8200/1991	Other reserves	Legal	Investments			Reserve for additional dividends
Balance at January 1, 2013	7,308,753	(56,609)	123,558	1,092,638	2,309,296	745,756	31,287		383,527	947,450		(2,104,524)	391,322		3,916	(67,093)	11,109,277		11,109,277
Capital increase with redeemable shares	162,456			(162,456)
Redeemable bonus shares				(162,456)													(162,456)		(162,456)
Share issue costs		62															62		62
Approval of proposed additional dividends													(391,322)				(391,322)		(391,322)
Interim dividends (R$03.049 per share)										(500,000)							(500,000)		(500,000)
Net income for the year														1,493,015			1,493,015		1,493,015
Hedge accounting losses																(119,229)	(119,229)		(119,229)
Subsidiaries’ hedge accounting loss																(20,105)	(20,105)		(20,105)
Actuarial gains and (losses)																113,972	113,972		113,972
Subsidiaries’ actuarial gains and (losses)																924	924		924
Allocation of profit for the year:
Recognition of investment reserve										1,493,015				(1,493,015)
Balance at December 31, 2013	7,471,209	(56,547)	123,558	767,726	2,309,296	745,756	31,287		383,527	1,940,465		(2,104,524)			3,916	(91,531)	11,524,138		11,524,138
Acquisition of interests - PT Portugal																		1,468,602	1,468,602
Capital increase	13,959,900																13,959,900		13,959,900
Capital increase with reinvestment tax incentives	7,111									(7,111)
Attributed dividends																		(84,131)	(84,131)
Share issue costs (Note 3.1)		(253,045)															(253,045)		(253,045)
Obligations in equity instruments											(2,894,619)						(2,894,619)		(2,894,619)
Treasury shares												(263,028)					(263,028)		(263,028)
(Loss)/profit for the year														(4,407,711)			(4,407,711)	1,290	(4,406,421)
Realization of legal reserve									(383,527)					383,527
Hedge accounting gain																128,982	128,982		128,982
Subsidiaries’ hedge accounting losses																(6,191)	(6,191)		(6,191)
Actuarial gain																58,885	58,885		58,885
Subsidiaries’ actuarial loss																(714,654)	(714,654)		(714,654)
Exchange gains on investment abroad																441,899	441,899	123,436	565,335
Exchange gains on subsidiaries’ investment abroad																132,993	132,993		132,993
Other comprehensive income																94,743	94,743		94,743
Balance at December 31, 2014	21,438,220	(309,592)	123,558	767,726	2,309,296	745,756	31,287			1,933,354	(2,894,619)	(2,367,552)		(4,024,184)	3,916	45,126	17,802,292	1,509,197	19,311,489
Merger of TmarPart (Note 1)		(33,692)		982,768	122,412									(5,809)			1,065,679		1,065,679
Capital increase	154							1,933,200		(1,933,354)
Share conversion cost (Note 23 f)		(34,145)															(34,145)		(34,145)
Obligations in equity instruments											(268,921)						(268,921)		(268,921)
Exchange of treasury shares											3,163,540	(3,163,540)
Loss for the year														(4,934,908)			(4,934,908)	(412,693)	(5,347,601)
Hedge accounting losses																(468,984)	(468,984)		(468,984)
Subsidiaries’ hedge accounting losses																(57,662)	(57,662)		(57,662)
Actuarial loss																(44,108)	(44,108)		(44,108)
Subsidiaries’ actuarial gain transferred to accumulated losses														(707,433)		715,680	8,247		8,247
Exchange gains on investment abroad																1,332,415	1,332,415	94,043	1,426,458
Exchange gains on subsidiaries’ investment abroad																380,371	380,371		380,371

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

		Attributable to owners of the Company															Total controlling interests	Non- controlling interests	Total equity
	Share capital	Share issue costs	Capital reserves						Income reserves		Obligations in equity instruments	Treasury shares		Retained earnings (Accumulated losses)	Changes in equity interest percentage	Other comprehensive income
			Donations and investment grants	Special merger goodwill reserve	Special merger reserve - net assets	Interest on construction in progress	Special inflation adjustment - Law 8200/1991	Other reserves	Legal	Investments			Reserve for additional dividends
Other comprehensive income for the year																144,735	144,735		144,735
Comprehensive income transferred to (loss) profit for the year (Note 28)																(1,709,347)	(1,709,347)		(1,709,347)
	21,438,374	(377,429)	123,558	1,750,494	2,431,708	745,756	31,287	1,933,200				(5,531,092)		(9,672,334)	3,916	338,226	13,215,664	1,190,547	14,406,211
Balance at December 31, 2015	21,438,374	(377,429)	7,016,003									(5,531,092)		(9,672,334)	3,916	338,226	13,215,664	1,190,547	14,406,211

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

	2015	2014	2013
Operating activities - continuing operations
Income (loss) before income tax and social contribution	(5,700,704)	1,128,073	2,012,169
Non-cash items
Charges, interest income, and inflation adjustment	10,500,176	4,163,880	4,329,432
Financial instrument transactions	(5,797,102)	(427,384)	(1,158,520)
Depreciation and amortization	5,091,680	4,535,418	4,278,477
Loss on short-term investments classified as held for sale	1,678,561
Losses on receivables	726,944	649,463	849,779
Provisions	566,617	463,087	381,949
Provision for pension plans	9,088	8,897	10,325
Equity in earnings of investees	21,883	5,881	17,750
Loss on write-off of permanent assets	22,415	16,277	395,004
Income from asset sales			(214,127)
Concession Agreement Extension Fee - ANATEL	88,016	123,731	93,563
Employee and management profit sharing	214,375	291,885	(115,671)
Inflation adjustment to provisions	176,297	233,276	246,205
Inflation adjustment to tax refinancing program	93,784	132,194	81,262
Expired dividends	(116,223)	(40,411)	(35,744)
Proceeds from the sale of investments		(2,441,028)
Other	(158,063)	596,913	1,851,062

	7,417,744	9,440,152	13,022,915

Changes in assets and liabilities
Accounts receivable	(1,622,343)	(1,057,184)	556,009
Inventories	74,776	(38,721)	(53,696)
Taxes	119,887	(790,262)	(594,144)
Held-for-trading cash investments	(8,790,093)	(4,754,150)	(6,230,243)
Redemption of held-for-trading cash investments	7,958,169	5,021,859	8,203,246
Trade payables	117,271	(221,347)	(250,056)
Payroll, related taxes and benefits	(351,128)	(198,428)	(972)
Provisions	(1,079,323)	(775,583)	(934,039)
Provision for pension plans	(139,325)	(131,156)	(124,246)
Changes in assets and liabilities held for sale	(786,914)
Other assets and liabilities	226,498	742,538	(3,535,925)

	(4,272,525)	(2,202,434)	2,964,066

Financial charges paid	(4,057,529)	(2,852,682)	(2,448,391)
Income tax and social contribution paid - Company	(418,513)	(432,999)	(314,221)
Income tax and social contribution paid - third parties	(208,190)	(322,513)	(325,931)
Dividends received		23,263	65,006

	(4,684,232)	(3,584,931)	(3,023,537)

Cash flows from operating activities - continuing operations	(1,539,013)	3,652,787	7,035,312

Cash flows from operating activities - discontinued operations	485,342	1,877,782

Net cash generated by operating activities	(1,053,671)	5,530,569	7,035,312

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

(continued)

	2015	2014	2013

Investing activities - continuing operations
Purchases of tangibles and intangibles	(3,681,484)	(5,370,351)	(5,976,488)
Proceeds from the sale of investments, tangibles and intangibles	14,996	4,453,611	4,127
Cash received for the sale of PT Portugal (Note 28)	17,218,275
Judicial deposits	(2,044,796)	(1,660,987)	(1,693,945)
Redemption of judicial deposits	1,039,221	722,836	958,529
Cash flow arising on the loss of control of subsidiaries			(50,732)

Changes in cash and cash equivalents for the year from discontinued operations	201,591
Capital increase in subsidiaries
Acquisition of investment in PT Portugal on May 5, 2014		1,087,904
Cash and cash equivalents transferred to held-for-sale assets		(730,572)
Increase/(decrease) in permanent investments	(10,045)	8,091	(11,796)

Cash flows from investing activities - continuing operations	12,737,758	(1,489,468)	(6,770,305)

Cash flows from investing activities - discontinued operations	(194,739)	(2,813,437)

Net cash used in investing activities	12,543,019	(4,302,905)	(6,770,305)

Financing activities - continuing operations
Borrowings net of costs	7,218,639	2,665,098	3,434,762
Repayment of principal of borrowings, financing, and derivatives	(8,604,058)	(5,053,939)	(3,567,958)
Licenses and concessions	(348,545)	(204,779)	(710,968)
Tax refinancing program	(93,266)	(870,215)	(174,455)
Capital increase		8,230,606
Issue premium and related costs		(403,375)
Payment of dividends and interest on capital	(57,608)	(5,172)	(1,280,162)
Cash and cash equivalents acquired by merger	20,346

Cash flows from financing activities - continuing operations	(1,864,492)	4,358,224	(2,298,781)

Cash flows from financing activities - discontinued operations	(492,194)	(5,532,725)

Net cash used in financing activities	(2,356,686)	(1,174,501)	(2,298,781)

Foreign exchange differences on cash equivalents	3,316,195	(28,787)	50,443

Cash flows for the year	12,448,857	24,376	(1,983,331)

Cash and cash equivalents

Closing balance	14,898,063	2,449,206	2,424,830
Opening balance	2,449,206	2,424,830	4,408,161

Changes in the year	12,448,857	24,376	(1,983,331)

Additional disclosures relating to the statement of cash flows

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

Non-cash transactions

	2015	2014	2013
Variance between economic and financial investment (PP&E and intangible assets)	568.973	(122,072)	637,884
Capital increase (Note 1)		5,709,900
Share exchange (Note 23.b and Note 29)	3,163,540
Offset of judicial deposits against provisions	374,295	405,329	495,259
Capital increase in subsidiaries (Note 13)

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Value Added

For the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

	2015	2014	2013

Revenue
Sales of goods and services	44,519,320	45,357,481	45,252,584
Voluntary discounts and returns	(9,016,900)	(8,203,473)	(7,291,814)
Allowance for doubtful accounts	(721,175)	(649,463)	(922,779)
Other income	1,584,463	4,349,667	3,565,329

	36,365,708	40,854,212	40,603,320

Inputs purchased from third parties
Interconnection costs	(1,808,845)	(2,689,815)	(3,965,623)
Supplies and power	(1,378,285)	(1,032,922)	(892,830)
Cost of sales	(323,451)	(834,606)	(585,656)
Third-party services	(8,817,293)	(9,368,482)	(9,540,361)
Other	(849,483)	(933,314)	(906,911)

	(13,177,357)	(14,859,139)	(15,891,381)

Gross value added	23,188,351	25,995,073	24,711,939

Retentions
Depreciation and amortization	(5,091,680)	(4,535,418)	(4,278,477)
Provisions (includes inflation adjustment)	(1,037,797)	(1,012,590)	(903,054)
Loss for the year of discontinued operations	1,068,142	(4,414,539)
Other expenses	(291,949)	(486,772)	(378,737)

	(5,353,284)	(10,449,319)	(5,560,268)

Wealth created by the Company	17,835,067	15,545,754	19,151,671

Value added received as transfer
Equity in earnings of investees	(21,883)	(5,881)	(17,750)
Financial income	4,904,550	1,344,767	1,375,217

	4,882,667	1,338,886	1,357,467

Wealth for distribution	22,717,734	16,884,640	20,509,138

Wealth distributed
Personnel
Salaries and wages	(1,795,289)	(1,890,798)	(1,606,504)
Benefits	(455,641)	(435,655)	(404,991)
Severance Pay Fund (FGTS)	(131,475)	(135,915)	(142,216)
Other	(60,165)	(77,467)	(68,661)

	(2,442,570)	(2,539,835)	(2,222,372)

Taxes and fees
Federal	(2,032,858)	(2,677,587)	(2,235,938)
State	(6,438,007)	(7,083,455)	(7,951,660)
Municipal	(200,591)	(153,296)	(89,368)

	(8,671,456)	(9,914,338)	(10,276,966)

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Statements of Value Added

For the Years Ended December 31, 2015 and 2014

(In thousands of Brazilian reais - R$, unless otherwise stated)

(continued)

	2015	2014	2013

Lenders and lessors
Interest and other financial charges	(13,351,479)	(5,717,367)	(4,397,101)
Rents, leases and insurance	(3,599,830)	(3,119,521)	(2,119,684)

	(16,951,309)	(8,836,888)	(6,516,785)

Shareholders
Non-controlling interests	412,693	(1,290)
Retained earnings (accumulated losses)	4,934,908	4,407,711	(1,493,015)

	5,347,601	4,406,421	(1,493,015)

Wealth distributed	(22,717,734)	(16,884,640)	(20,509,138)

The accompanying notes are an integral part of these financial statements.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

1.	GENERAL INFORMATION

Oi S.A. (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina, Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, the Company has also provided domestic and international long-distance services in all Regions. Additionally, since January 2005, it has provided local services outside of Region II. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator for the Brazilian telecommunications industry.

The Company is domiciled in Brazil, with headquarters located at Rio de Janeiro, at Rua do Lavradio, 71 – Rio de Janeiro.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. (“TMAR”), a concession to provide fixed telephone services in Region I and international long-distance services nationwide; and (ii) through its indirect subsidiary Oi Móvel S.A. (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

The local and nationwide STFC long-distance concession agreements between the Company and its subsidiary, TMAR, and ANATEL are effective through December 31, 2025. These concession agreements provide for reviews on a five-year basis and, in general, provide for a greater degree of intervention by ANATEL in the management of the business than the licenses to provide private services, and also include several consumer protection provisions, as determined by ANATELthe regulator. On December 30, 2015, ANATEL announced that the due date for the review to be implemented by the end of 2015 had been postponed to April 30, 2016.

In April 2014, as part of the business combination and the union of the share bases of the Company and Pharol SGPS S.A. (formerly Portugal Telecom, SGPS, S.A., “Pharol”), a capital increase of the Company was approved, which was partially paid-in through the assignment, by Pharol, of all the shares issued by PT Portugal SGPS, S.A. (“PT Portugal”).

The sale of all the shares of PT Portugal to Altice Portugal S.A. (“Altice”), involving basically the operations of PT Portugal in Portugal and in Hungary, was completed on June 2, 2015. After this sale, the Company retained its stakes in the following former PT Group subsidiaries:

(i)	100% of the shares of PT Participações SGPS, S.A. (“PT Participações”), holder of the operations in Africa, through Africatel Holdings BV (“Africatel”), and Timor, through Timor Telecom, S.A. (“Timor Telecom”);

(ii)	100% of the shares of Portugal Telecom International Finance B.V. (“PTIF”), CVTEL B.V. (“CVTEL”), and Carrigans Finance S.à.r.l. (“Carrigans”).

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In Africa, the Company provides fixed and mobile telecommunications services indirectly through Africatel Holding BV (“Africatel”). The Company provides services in Namibia, Mozambique, and São Tomé, among other countries, through its subsidiaries Mobile Telecommunications Limited (“MTC”), Listas Telefónicas de Moçambique (“LTM”), and CST – Companhia Santomense de Telecomunicações, SARL (“CST”). Additionally, Africatel holds an indirect 25% stake in Unitel S.A. (“Unitel”) and a 40% stake in Cabo Verde Telecom, S.A. (“CVT”), which provide telecommunications services in Angola and Cape Verde.

In Asia, the Company provides fixed and mobile telecommunications services through its subsidiary Timor Telecom.

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on the São Paulo Mercantile and Stock Exchange (“BM&FBOVESPA”) and its American Depositary Receipts (“ADRs”) are traded on the New York Stock Exchange (“NYSE”).

The Company’s financial statements were analyzed and approved by the Board of Directors, and authorized for issuance at the meeting held on March 23, 2016.

Union of the shares bases of Oi and Pharol

On March 31, 2015, due to in the context of the union transaction of the share bases of Oi, TmarPart, and Pharol, announced on October 2, 2013 and described in the Material Fact Notices issued on February 20, 2014 and September 8, 2014 (“Transaction”), the Company disclosed a set of transactions and steps to anticipate the main purposes of the Transaction with the adoption, by Oi, of the best corporate governance practices required by BM&FBovespa’s Novo Mercado (special listing segment) and the dilution of the voting rights in Oi, but maintaining the final goal of, as soon as possible, implementing a transaction that results in the migration of the shares currently held by Oi’s shareholders and subsequently Pharol’s shareholders to Novo Mercado (“Alternative Structure”).

The Alternative Structure consisted of the following stages: (i) streamlining the Company’s capital structure, including the merger of TmarPart by Oi (respectively, “Corporate Streamlining” and “Merger”); (ii) approval of the new Company Bylaws, reflecting the adoption by Oi of the high corporate governance standards; (iii) election of a new Oi Board of Directors, with term of office until the shareholders’ meeting that approves the financial statements for the year ending December 31, 2017; and (iv) the voluntary conversion of Company preferred shares for common shares, using an exchange ratio of 0.9211 Oi common shares per Oi one preferred share, already disclosed of the merger of Oi with and into TmarPart and used to price the Oi shares in the capital increase approved in April 2014 and paid-in in May of the same year (“Voluntary Exchange”).

On July 22, 2015, the signatories of Oi’s involved shareholders’ agreements signed the terminations of these shareholders’ agreements, which became effective on July 31, 2015, the publication of the first call notice of the Shareholders’ Meeting that will decide on the approval of the Merger and Corporate Streamlining. The terminations of the shareholders’ agreements results from the inexistence of a defined controlling shareholder in the Company.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

On July 30, 2015, ANATEL’s Steering Board granted the Prior Approval request, contingent upon that the Company’s compliance with all its tax obligations, to implement the Alternative Structure. On August 31, 2015, the Company’s tax good-standing was certified and the effectiveness condition was implemented, as provided for in the Prior Approval request. Accordingly, on September 1, 2015, Oi conducted its Extraordinary Shareholders’ Meeting, which approved mainly:

(1)	the Merger of TmarPart with and into Oi and the related valuation report prepared by a specialized firm;

(2)	the approval of Oi’s new bylaws;

(3)	the election of a new Oi Board of Directors, with term of office until the shareholders’ meeting that approves the financial statements for the year ending December 31, 2017.

(4)	the proposal and start of the Voluntary Conversion period and the related terms and conditions.

The approval of the Merger on September 1, 2015 confirmed the termination of TmarPart’s shareholders’ agreements. TmarPart’s net assets at book value merged with and into the Company were R$122,412, with no change in the number of shares issued or dilution of the shareholders’ interests. The merger also resulted in the transfer to the Company’s equity of the goodwill tax benefits, resulting from TmarPart’s and its controlling shareholders’ interest acquisitions, of R$982,768

As a result of the merger, TmarPart’s shareholders received the same amount of Company shares as the shares held by TmarPart immediately before the merger, so that there was no dilution of the Company’s shareholders’ interests.

With regard to the Voluntary Conversion, also approved at the Company’s Shareholders’ Meeting held on September 1, 2015, a 30-day period was initiated, until October 1, 2015, for the holders of preferred shares to declare their acceptance. After the end of the 30-day period, a total of 314,250,655 Oi preferred shares, or 66.84% of total preferred shares ex-treasury, were offered for conversion by their holders, attaining the minimum acceptance threshold of 2/3 of the holders of preferred shares ex-treasury to which the Voluntary Conversion was subject, was reached.

On October 8, 2015, the Company’s Board of Directors ratified the voluntary conversion of preferred shares into Oi common shares, approved the effective conversion of the preferred shares tendered for conversion on BM&FBOVESPA and Banco do Brasil, and accepted the conversion requests filed by the holders of Preferred ADSs. The Company’s Board of Directors also approved the summon of the Extraordinary Shareholders’ Meeting to reflect the new share structure, as a result of the Voluntary Conversion, in the Company’s Bylaws. Said Shareholders’ Meeting was held on November 13, 2015.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The auction to sell the shares resulting from the reverse split of share fractions as a result of the Voluntary Conversion was held On December 10, 2015. As a result of the auction, 887 Company common shares, representing all the shares resulting from the reverse split of share fractions, were sold. The net proceeds of the sale of the Shares, totaling R$1,985.60, were deposited on December 21, 2015 on behalf of the share fraction holders, in proportion to the number of shares held.

Company’s capital increase through the payment by Pharol of all PT Portugal shares

As disclosed in the Material Fact Notice issued by the Company on February 20, 2014 and pursuant to the Definitive Agreements executed on February 19, 2014, which described the steps necessary to implement the Transaction, the Company’s Board of Directors decided at the meetings held on April 28 and 30, 2014, to increase capital by R$13,217,865 through a primary public distribution of Company common and preferred shares, with the issue of 2,142,279,524 common shares for public subscription, including 396,589,982 common shares in the form of American Depositary Shares (“ADSs”), and 4,284,559,049 preferred shares, including 828,881,795 preferred shares in the form of ADSs.

On May 5, 2014, Banco BTG Pactual S.A., as Public Offering Stabilizing Underwriter, exercised, under Article 24 of CVM Instruction 400, part of the distribution option for 120,265,046 Oi common shares and 240,530,092 Oi preferred shares (“Overallotment Shares”), amounting to R$742,035. As a result, on said date the Company capital increased to R$21,431,109.

The shares were issued at the price of R$2.17 per common share and R$2.00 per preferred share. The common shares in the form of ADSs (“ADSs ON”, each representing one common share) were issued at the price of US$0.970 per ADS ON, and the preferred shares in the form of ADSs (“ADSs PN”, each representing one preferred share) were issued at the price of US$0.894 per ADS PN.

Finally, the issued shares were paid in (i) by Pharol in assets, through the assignment to the Company of all PT Portugal SGPS, S.A. (“PT Portugal”) shares, which held all the (i.a) operating assets of Pharol, except its direct or indirect interests in the Company and in Contax Participações S.A., and (i.b) liabilities of Pharol at the assignment date, as determined in the Valuation Report prepared by Banco Santander (Brasil) S.A. (“PT Assets”), approved at the Company’s Shareholders’ Meeting held on March 27, 2014; and (ii) in cash, on the subscription date, in local legal tender. Accordingly, the Company’s capital increase totaled the gross amount of R$13.96 billion, including PT’s assets valued at R$5.71 billion.

Corporate reorganization of the Oi Internet Group

On February 2, 2015, as part of the corporate and asset reorganization process of the Oi’s direct or indirect subsidiaries, initiated in 2012, Extraordinary Shareholders’ Meetings were held to decide on the mergers of the BrT Serviços de Internet S.A. (“BrTI”) and Telemar Internet Ltda. (“Telemar Internet”) with and into Oi Internet, and the liquidation of the merged companies.

The combination of BrTI and Telemar Internet operations with Oi Internet, through the consolidation of the activities carried out by these companies will generate considerable administrative and economic benefits, through cost cuts and the generation of synergy gains.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Companies related to the continuing operations

Company	Business	Home country	Direct 2015	Indirect 2015	Direct 2014	Indirect 2014
Oi Móvel S.A.	Mobile telephony – Region II	Brazil		100%		100%
Brasil Telecom Comunicação Multimídia Ltda. (“BrT Multimídia”)	Data traffic	Brazil		100%		100%
BrT Card Serviços Financeiros Ltda. (“BrT Card”)	Financial services	Brazil		100%		100%
Brasil Telecom Call Center S.A. (“BrT Call Center”)	Call center and telemarketing services	Brazil		100%		100%
BrT Serviços de Internet S.A. (“BrTI”) (i)	Holding company	Brazil				100%
Oi Internet S.A (“Oi Internet”)	Internet	Brazil		100%		100%
Oi Paraguay Multimedia Comunicaciones SRL	Data traffic	Paraguay		100%		100%
Rio Alto Gestão de Créditos e Participações S.A. (“Rio Alto”)	Receivables portfolio management and interests in other entities	Brazil	50%		50%
Copart 5 Participações S.A. (“Copart 5”)	Property investments	Brazil	100%			100%
Telemar Norte Leste S.A.	Fixed-line telephony – Region I	Brazil	100%		100%
Paggo Empreendimentos S.A.	Payment and credit systems	Brazil		100%		100%
Paggo Acquirer Gestão de Meios de Pagamentos Ltda.	Payment and credit systems	Brazil		100%		100%
Paggo Administradora de Crédito Ltda. (“Paggo Administradora”)	Payment and credit systems	Brazil		100%		100%
Oi Serviços Financeiros S.A. (“Oi Serviços Financeiros”)	Financial services	Brazil	99.87%	0.13%	99.87%	0.13%
Copart 4 Participações S.A. (“Copart 4”)	Property investments	Brazil		100%		100%
Telemar Internet Ltda. (“Telemar Internet”) (i)	Internet	Brazil				100%
Dommo Empreendimentos Imobiliários S.A.	Purchase and sale of real estate	Brazil		100%		100%
SEREDE – Serviços de Rede S.A.	Network services	Brazil	0.01%	99.99%	0.01%	99.99%
Pointer Networks S.A. (“Pointer”)	Wi-Fi internet	Brazil		100%		100%
VEX Venezuela C.A	Wi-Fi internet	Venezuela		100%		100%
VEX Wifi S.A.	Wi-Fi internet	Uruguay		100%		100%
VEX Ukraine LLC	Wi-Fi internet	Ukraine		40%		90%
VEX USA Inc.	Wi-Fi internet	United States of America		100%		100%
Pointer Networks S.A. – SUC Argentina	Wi-Fi internet	Argentina		100%		100%
VEX Wifi Canadá Ltd.	Wi-Fi internet	Canada		100%		100%
VEX Colombia Ltda.	Wi-Fi internet	Colombia		100%		100%
VEX Paraguay S.A.	Wi-Fi internet	Paraguay		99.99%		99.99%
Pointer Peru S.A.C	Wi-Fi internet	Peru		100%		100%
Oi Brasil Holdings Cooperatief UA (“Oi Holanda”)	Payment and credit systems	The Netherlands	100%		100%
Bryophyta SP Participações S.A.	Property investments	Brazil		100%		100%
Portugal Telecom Internacional Finance B.V (“PTIF”)	Raising funds in the international market	The Netherlands		100%		100%
Carrigans Finance S.à.r.l.	Investment management	Luxembourg	100%			100%
CVTEL, BV	Investment management	The Netherlands		100%		100%

(i)	These companies were merged with and into Oi Internet in 2015.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Classified as held-for-sale assets

Company	Business	Home country	Direct 2015	Indirect 2015	Direct 2014	Indirect 2014
Directel - Listas Telefónicas Internacionais, Lda. (“Directel”)	Telephone directory publishing and operation of related databases, in international operations	Portugal		75%		75%
PT Investimentos S.A. (“PT I”)	Business consulting and management services, preparation of projects and economic studies, and investment management	Portugal		100%		100%
PT Participações, SGPS, S.A.	Management of equity investments	Portugal	100%			100%
PT Ventures, SGPS, S.A.	Management of equity interests in international investments	Portugal		75%		75%
TPT - Telecomunicações Publicas de Timor, S.A. (“TPT”)	Provision of telecommunications, multimedia and IT services, and purchase and sale of related products in Timor	Portugal		76.14%		76%
CST – Companhia Santomense de Telecomunicações, S.A. R.L.	Operation of fixed and mobile telecommunication public services in São Tomé and Príncipe	São Tomé		38%		38%
Directel Cabo Verde – Serviços de Comunicação, Lda.	Telephone directory publishing and operation of related databases in Cape Verde	Cape Verde		45%		57%
Directel Uganda – Telephone Directories, Limited	Telephone directory publishing	Uganda		75%		75%
Elta - Empresa de Listas Telefónicas de Angola, Lda.	Telephone directory publishing	Angola		41%		41%
Kenya Postel Directories, Ltd.	Production, publishing and distribution of telephone directories and other publications	Kenya		45%		45%
LTM - Listas Telefónicas de Moçambique, Lda.	Management, publishing, operation and sale of telecommunications subscriber and classified ads directories	Mozambique		37.50%		38%
Mobile Telecommunications Limited	Operation of mobile service	Namibia		25.50%		26%
Africatel GmbH	Investment management	Germany		100%		100%
Africatel Holdings, BV	Investment management	The Netherlands		75%		75%
Timor Telecom, S.A.	Telecommunications services concessionaire in Timor	Timor		44%		44%

The equity interests in joint arrangements and interests in associates are measured using the equity method and are as follows:

Company	Business	Home country	Direct 2015	Indirect 2015	Direct 2014	Indirect 2014
Companhia AIX de Participações (“AIX”)	Data traffic	Brazil		50%		50%
Paggo Soluções e Meios de Pagamento S.A. (“Paggo Soluções”)	Financial company	Brazil		50%		50%
Hispamar Satélites S.A. (“Hispamar”)	Satellite operation	Brazil		19.04%		19.04%
Gamecorp S.A. (“Gamecorp”)	Pay service, except programmers	Brazil		29.90%		29.90%

The Company announced on March 9, 2016 that it had retained PJT Partners as financial advisor to assist Oi in assessing financial and strategic alternatives to optimize its liquidity and debt profile.

Oi’s operating and business focus remains unchanged and Oi is still committed to continuing to make investments that ensure a continual improvement of its quality of service, which it believes will allow it to continue to bring technological advances to its customers all over Brazil. Oi also continues to undertake efforts for the operating upgrading and transformation of its business by focusing on austerity, infrastructure optimization, process revision, and sales actions.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company’s financial statements for the year ended December 31, 2015 have been prepared assuming that the Company will continue as a going concern, based on its cash flow projections.

The projections used depend on factors such as attainment of traffic volume targets, customer base, launching of bundled products attractive to customers, service sales prices, foreign exchange fluctuation, and the maintenance of current terms and conditions of loans and available credit facilities.

Should one of more of the assumptions considered not be met, this could be an indication of material uncertainties that would generate doubts as to the Company’s ability to realize its assets and discharge its obligations at their carrying amounts.

2.	SIGNIFICANT ACCOUNTING POLICIES

The accounting policies detailed below have been consistently applied in all periods presented in these Individual and Consolidated financial statements, and have been consistently applied both by the Company and its subsidiaries.

(a)	Reporting basis

The financial statements have been prepared on the historical cost basis, except for certain financial instruments measured at fair value, as described in the accounting policies in (b) below.

The preparation of financial statements requires the use of certain critical accounting estimates and the exercise of judgment by the Company’s management in the application of the Group’s accounting policies. Those areas that involve a higher degree of judgment or complexity or areas where assumptions and estimates are significant are disclosed in note (c) below.

There were no changes in the accounting policies adopted in the year ended December 31, 2015 as compared to those applicable in the year ended December 31, 2014.

In order to improve the disclosures of the Financial Statements, the Company made the following changes in its financial statements: (i) breakdown of line item borrowings and financing in the balance sheet into two line items: ‘Borrowings and financing’ and ‘Debts to related parties’. In order to ensure the comparability with current year, the corresponding 2014 figures have been reclassified.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Consolidated Financial Statements

The Company’s consolidated financial statements have been prepared in accordance with the accounting practices adopted in Brazil, including the pronouncements, guidelines and interpretations issued by the Accounting Pronouncements Committee (CPC), approved by the Brazilian Securities and Exchange Commission (CVM).

Beginning June 2, 2015, the remaining assets and liabilities of PT Portugal not sold to Altice (Note 1) have been fully consolidated by the Company in each line item of the balance sheet, except for the assets and liabilities of the operations in Africa and Asia, which are consolidated and stated in a single line item of the balance sheet as assets held for sale, based on management’s expectation and decision of holding these assets and liabilities for sale.

(b)	Significant accounting policies

Consolidation criteria of subsidiaries by the full consolidation method

The consolidated financial statements were prepared in accordance with CPC 36 (R2) Consolidated Financial Statements and incorporates the financial statements of the Company’s direct and indirect subsidiaries. The main consolidation procedures are as follows:

•	the balances of assets, liabilities, income and expenses, according to their accounting nature, are summed;

•	intragroup balances and transactions are eliminated;

•	investments and related interests in the equity of subsidiaries are eliminated;

•	non-controlling interests in equity and profit or loss for the year are separately stated; and

•	exclusive investment funds (Note 8) are consolidated.

As a result of the corporate events that occurred in Cabo Verde Telecom in 2015, the Company ceased to exercise all its rights provided for by the shareholders’ agreements, notably the right to elect the majority of the members of the Board of Directors. For accounting purposes, the Company believes that the criteria for the existence of control in Cabo Verde Telecom are no longer met and therefore, this investment is now recognized as a financial instrument measured at fair value.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Functional and presentation currency

The Company and its subsidiaries operate primarily as telecommunications operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment of the respective company’s operations (“functional currency”). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

To define its functional currency, management considered the currency that influences:

•	the sales prices of its goods and services;

•	the costs of services and sales;

•	the cash flows arising from receipts from customers and payments to suppliers;

•	interest, investments and financing.

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at yearend, related foreign currency-denominated monetary assets and liabilities are recognized in the statement of profit or loss, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges and met investment hedges.

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which uses a currency from a hyperinflationary economy, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•	revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

•	all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

•	goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As at December 31, 2015 and 2014, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	2015	2014	2015	2014
Euro	4.2504	3.2270	4.2158	3.2525
US dollar	3.9048	2.6562	3.8711	2.6394
Cabo Verdean escudo	0.0390	0.0339	0.0298	0.0287
Sao Tomean dobra	0.000174	0.000154	0.000132	0.000131
Kenyan shilling	0.0382	0.0339	0.0293	0.0268
Namibian dollar	0.2510	0.2606	0.2297	0.2169
Mozambican metical	0.0832	0.0838	0.0767	0.0742

Segment information

The presentation of information relating to operating segments is consistent with the internal reports provided to the chief operating decision maker of the Company, the Board of Directors. The results of segment operations are regularly reviewed in order to make decisions about the allocation of resources to assess operational performance and for strategic decision-making.

Business combinations

The Company uses the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred, and the equity instruments issued. The consideration transferred includes the fair value of assets and liabilities resulting from a contingent consideration contract, where applicable. The identifiable assets acquired and the liabilities and contingent liabilities assumed in a business combination are initially measured at their fair values at the date of acquisition. The Company depreciates amounts recognized based on the appreciation of the acquired assets, according to the useful lives of the underlying assets, and tests such assets to determine any asset impairment losses when there is evidence of impairment; The Company tests for impairment of goodwill on an annual basis.

Cash and cash equivalents

Comprise cash and imprest cash fund, banks, and highly liquid short-term investments (usually maturing within less than three months), immediately convertible into a known cash amount, and subject to an immaterial risk of change in value, which are stated at fair value at the end of the reporting period and which do not exceed their market value, and whose classification is determined as shown below.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Cash investments

Cash investments are classified according to their purpose as: (i) held for trading; (ii) held to maturity; and (iii) available for sale.

Held-for-trading investments are measured at fair value and their effects are recognized in profit or loss. Held-to-maturity short-term investments are measured at the cost of acquisition plus interest earned, less allowance for impairment losses, where applicable, and their effects are recognized in profit or loss. Available-for-sale investments are measured at fair value and their effects are recognized in valuation adjustments to equity, when applicable.

Accounts receivable

Accounts receivable from telecommunications services provided are stated at the tariff or service amount on the date they are provided and do not differ from their fair values.

These receivables also include receivables from services provided and not billed by the end of the reporting period and receivables related to handset, SIM cards, and accessories. The allowance for doubtful accounts estimate is recognized in an amount considered sufficient to cover possible losses on the realization of these receivables. The allowance for doubtful accounts estimate is prepared based on historic default rates.

Inventories

Inventories are segregated and classified as described below:

•	Maintenance material inventories classified in current assets in accordance with the period in which they will be used are stated at average cost, not exceeding replacement cost.

•	Inventories for expansion of the telephone plant, are classified in property, plant and equipment, and are stated at average cost.

•	Inventories of merchandise , including handsets and acessories for resale, are classified in current assets and are stated at average cost and are basically represented by handsets and accessories. Adjustments to net realizable value of handsets and accessories are recognized to the extent that costs exceeds the sales price. Impairment losses are recognized for obsolete inventories.

Available-for-sale financial asset

Available-for-sale financial assets are non-derivative financial assets that are designated as available for sale or that are not classified as (a) loans and receivables, (b) held-to-maturity investments, or (c) financial assets at fair value through profit or loss. The Company initially records available-for-sale financial assets at their fair value plus any directly attributable transaction costs. Subsequent to initial recognition, they are measured at fair value and changes therein, other than impairment losses and foreign currency differences on translating available-for-sale debt instruments, are recognized in other comprehensive income and presented as part of equity. When an investment is derecognized, the gains or losses accumulated in other comprehensive income are transferred to profit or loss.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Non-current assets held for sale and discontinued operations

Non-current assets are classified as assets held for sale when their carrying amount is recoverable, principally through a sale, and when such sale is highly probable. These assets are stated at the lower of their carrying value and fair value less costs to sell. Any impairment loss on a group of assets held for sale is initially allocated to goodwill and, then, to the remaining assets and liabilities on a pro rata basis.

A discontinued operation is a component of an entity or a business unit that can be clearly distinguished operationally from the rest of the Company. The classification of a discontinued operation is made when the operation is sold or meets the criteria to be classified as held for sale.

Investments

Financial information on subsidiaries and joint ventures is recognized in the individual financial statements of the Company by the equity method. Other investments are carried at cost, less an allowance for write-down to realizable value, as applicable.

The financial statements of the subsidiaries are fully consolidated in the Consolidated Financial Statements from the date control commences until the date that control ceases. The investments in joint ventures are recognized in the Consolidated Financial Statements by the equity method of accounting.

The accounting policies of the subsidiaries and joint ventures are aligned with the policies adopted by the Company.

Property, plant and equipment

Property, plant and equipment is stated at cost of purchase or construction, less accumulated depreciation. Historical costs include expenses directly attributable to the acquisition of assets. They also include certain costs for facilities, when it is probable that the future economic benefits related to such costs will flow to the Company, and asset dismantlement, removal and restoration costs. The borrowings and financing costs directly attributable to the purchase, construction or production of a qualifying asset are capitalized in the initial cost of such asset. Qualifying assets are those that necessarily require a significant time to be ready for use.

Subsequent costs are added to the carrying amount as appropriate, when, and only when, these assets generate future economic benefits and can be reliably measured. The residual balance of the replaced asset is derecognized. Maintenance and repair costs are recorded in profit or loss as incurred, and they are capitalized when, and only when, they clearly represent an increase in installed capacity or the useful lives of assets.

Assets under finance leases are recorded in property, plant and equipment at the lower of fair value or the present value of the minimum lease payments, from the initial date of the agreement.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Depreciation is calculated on a straight-line basis, based on the estimated useful lives of the assets; The useful lives are reviewed annually by the Company.

Intangible assets

Acquired intangible assets with finite useful lives are recognized at cost, less amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over the assest’s estimated useful life. The estimated useful life and method of amortization are reviewed at the end of each annual reporting period, and the effect of any changes in estimates is accounted for on a prospective basis. Intangible assets with indefinite useful lives are carried at cost less accumulated impairment losses.

Software licenses purchased are capitalized based on the costs incurred to purchase the software and make it ready for use.

Software maintenance costs are expensed as incurred. Development costs that are directly attributable to the project and the tests of identifiable and exclusive software, controlled by the Company, are recognized as intangible assets when the following criteria are met:

•	Completing the software so that it will be available for use is technically feasible.

•	Management has the intention to complete the software and use or sell it.

•	It can be demonstrated that the software will generate probable future economic benefits.

•	There are adequate technical, financial and other resources available to complete the development and to use or sell the software.

•	The expenditure attributable to the software during its development can be reliably measured.

Directly attributable costs that are capitalized as part of software include the imployee costs allocated to software development and an adequate portion of applicable direct overhead expenditure. Costs also include borrowings costs incurred during the software development period.

Other development expenditures that do not meet these criteria are expensed as incurred. Previously recognized development costs previously are not recognized as assets in a subsequent period.

Impairment of long-lived assets

Assets are tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets might be impaired. Long-lived assets may be identified as assets that have indefinite useful lives and assets subject to depreciation and amortization (property, plant and equipment and intangible assets). Impairment losses, if any, are recognized to the extent that the carrying amount of an asset exceeds its recoverable value. Recoverable value is the higher of fair value less cost to sell and the value in use. For impairment test, assets are grouped into the smallest identifiable group for which there are cash-generating units (CGUs), and projections are made based on discounted cash flows, supported by expectations on the Company’s operations.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The CGUs are identifiable business units of the Company with cash generating ability.

Net Present Value (NPV) projections for the CGUs are prepared taking into consideration the following assumptions:

•	entity-specific inputs: evidence of obsolescence or damage, discontinuation plans, performance reports, etc.;

•	external sources of inputs: market prices of the assets, technological environment, market environment, economic environment, regulatory environment, legal environment, interest rates, return rates on investments, market value of Company shares, etc.

In regard to the assets with finite and indefinite useful lives, the recoverable amounts of the CGUs have been determined based on projections of value in use, and these projections support the recovery of such assets.

Discount to present value

The Company values its financial assets and financial liabilities to identify instances of applicability of the discount to present value. Leased assets are discounted to present value.

Generally, when applicable, the discount rate used is the average return rate on investments for financial assets or interest charged on Company borrowings for financial liabilities. The balancing item is the asset or liability that has originated the financial instrument, when applicable, and the deemed borrowing costs are allocated to the Company’s profits over the transaction term.

The Company believes that, except for unrecognized revenue from the assignment of fixed towers, none of the assets and liabilities as at December 31, 2015 and 2014 is subject to the discount to present value, in view of the following factors: (i) their nature; (ii) short-term realization of certain balances and transactions; (iii) absence of monetary assets and monetary liabilities with implicit or explicit embedded interest. Financial instruments measured at the amortized costs are adjusted for inflation using relevant contractual indices.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Impairment of financial assets

The Company assesses at the yearend whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is considered impaired when there is objective evidence, as a result of one or more events that occurred after the initial recognition of the asset, and that loss event had an impact on the estimated future cash flows of that asset that can be estimated reliably.

In the case of equity investments classified as available for sale, a significant or prolonged decline in their fair value below cost is also objective evidence of impairment.

Borrowings and financing

Borrowings and financing are stated at amortized cost, plus inflation adjustment or foreign exchange differences and interest incurred through the end of the reporting period.

Transaction costs incurred are measured at amortized cost and recognized in liabilities, as a reduction to the balance of borrowings and financing, and are expensed over the relevant agreement term.

Derivative financial instruments

Derivative financial instruments are contracted to mitigate exposure to market risks arising from changes in exchange rates on foreign currency-denominated debts and short-term investments held abroad, and also from changes in the floating rates of debt.

Derivatives are initially recognized at cost at the inception of the derivative contract and are subsequently measured at fair value. Changes in the fair value of any of these derivatives are recorded directly in the statement of profit or loss.

Financial liabilities and equity instruments

Debt or equity instruments issued by the Company and its subsidiaries are classified as financial liabilities or equity instruments, according to the contractual substance of the transaction.

The Company uses hedge accounting for derivative instruments. The purpose of this practice is to reduce the volatility of the gains or losses recognized due to changes in the fair values of these derivative financial instruments. Derivative financial instruments that qualify for hedge accounting are submitted to periodic prospective and retrospective effectiveness tests using the dollar offset method.

Derivative instruments contracted and designated as hedging instruments are formally identified through initial designation documentation prepared in accordance with the requirements of CPC 38. Derivative financial instruments classified as cash flows hedges were designated for hedge accounting.

The effective portion, as defined in CPC 38, is recognized is an equity line item called ‘Other Comprehensive Income’, net of taxes, and is reclassified to financial income (expenses) using the effective rate. The ineffective portion, measured after the quarterly effectiveness tests, is recognized in financial income (expenses) in the same period it occurs.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Changes in the fair values of derivative financial instruments that are not designated for purposes of hedge accounting are reconized as financial income or expenses in profit or loss in the period they occur.

The hedge relationship expires and the designation is removed when:

(i)	The derivative contract is exercised, terminated or settled, or if the Company or its subsidiary TMAR voluntarily removes the designation, pursuant to the criteria set out in CPC 38. If the hedged item continues to exist, the balances accumulated in other comprehensive income related to the changes in the fair value of the derivative are transferred to profit or loss for the year in which the hedged interest expenses and foreign exchange fluctuations are allocated.

(ii)	The debt was either prepaid or extinct. In this case, the balance accumulated in other comprehensive income is immediately transferred to financial income or expenses in profit or loss for the year their designation is terminated.

The required information on derivative instruments and the effects recognized by the Company and its subsidiary TMAR for the year ended December 31, 2015 are described in Note 3.

Provisions

The amount recognized as provision is the best estimate of the disbursement required to settle the present obligation at the end of the reporting period, based on the opinion of the management and its in-house and outside legal counsel, and the amounts are recognized based on the cost of the expected outcome of ongoing lawsuits.

The increase in the obligation as a result of the passage of time is recognized as financial expenses.

Employee benefits

•	Pension plans: private pension plans and other postretirement benefits sponsored by the Company and its subsidiaries for the benefit of their employees are managed by two foundations. Contributions are determined based on actuarial calculations, when applicable, and charged to profit or loss on an accrual basis.

The Company and its subsidiaries have defined benefit and defined contribution plans.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In the defined contribution plan, the sponsor makes fixed contributions to a fund managed by a separate entity. The contributions are recognized as employee benefit expenses as incurred. The sponsor does not have the legal or constructive obligation of making additional contributions, in the event the fund lacks sufficient assets to pay all employees the benefits related to the services provided in the current year and prior years.

The obligation for defined benefit plans is calculated annually by independent actuaries, using the projected unit credit method. The present value of the defined benefit is determined by discounting the estimated future cash outflows, using the projected inflation rate plus long-term interest. The obligation recognized in the balance sheet regarding the defined benefit pension plans, corresponds to the amount by which the present value of the benefits defined at the balance sheet date, less exceeds fair value of the plan’s assets.

The actuarial gains and losses resulting from the changes in the actuarial valuations of the pension plans, whose actuarial obligations or actuarial assets are recorded by the Company, are fully recognized in other comprehensive income, in equity (Note 24).

The asset recognized in balance sheet corresponds to the present value of available economic benefits, consisting of refunds or reductions in future contributions to the plan.

•	Employee profit sharing: the accrual includes for employee profit sharing plan is accounted for on an accrual basis and involves all eligible employees, in proportion to the period of time worked in the year, pursuant to the Plan’s rules. The amount, which is paid by April of the year subsequent to the year profit sharing is accrued, is determined based on the target program established with the employees’ unions, under a specific collective bargaining agreement, and cost is recognized annually in personnel expenses.

Revenue recognition

Revenues correspond basically to the amount of the payments received or receivable from sales of services in the regular course of the Company’s and its subsidiaries’ activities.

Revenue is recognized when it can be reliably measured, it is probable that future economic benefits will be transferred to the Company, the transaction costs incurred can be measured, the risks and rewards have been substantially transferred to the buyer, and certain specific criteria of each of the Company’s activities have been met.

Service revenue is recognized when services are provided. Local and long distance calls are charged based on time measurement according to the legislation in effect. The services charged based on monthly fixed amounts are calculated and recorded on a straight-line basis. Prepaid services are recognized as unearned revenues and recognized in revenue as services are used by customers.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Revenue from sales of handsets and accessories is recognized when these items are delivered and accepted by the customers. Discounts on services provided and sales of cell phones and accessories are taken into consideration in the recognition of the related revenue. Revenues involving transactions with multiple elements are identified in relation to each one of their components and the recognition criteria are applied on an individual basis. Revenue is not recognized when there is significant uncertainty as to its realization.

Expense recognition

Expenses are recognized on an accrual basis, considering their relation with revenue realization. Prepaid expenses attributable to future years are deferred over the related periods.

Financial income and expenses

Financial income is recognized on an accrual basis and comprises interest on receivables settled after the due date, gains on short-term investments and gains on derivative instruments. Financial expenses represent interest effectively incurred and other charges on borrowings, financing, derivative contracts, and other financial transactions.

Current and deferred income tax and social contribution

Income tax and social contribution are recorded on an accrual basis. Taxes attributed to temporary differences and tax loss carryforwards are recorded in assets or liabilities, as applicable, only under the assumption of future realization or payment. The Company prepares technical studies that consider the future generation of taxable income, based on management expectations, considering the continuity of the companies as going concerns. The Company writes down the carrying amount of deferred tax assets to the extent it is no longer probable that sufficient taxable income will be available to allow the utilization of all or part of the deferred tax assets.

Any write-down of deferred tax assets is reversed when it is probable that sufficient taxable income will be available. The technical studies are updated annually, approved by the Board of Directors and reviewed by the Supervisory Board, and the tax credits are adjusted based on the results of these reviews. Deferred tax assets and liabilities are measured using the tax rates applicable for the period in which the liability is expected to be settled or the asset is expected to be realized, based on the tax rates set forth in the tax law prevailing at the end of each reporting period, or when new legislation has been substantially enacted. The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of each reporting period, to recover or settle the carrying amount of these assets and liabilities.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Government grants and government assistance

Government grants are initially recognized as deferred revenue at fair value when there is reasonable assurance that they will be received and that the Company will comply with the conditions attaching to them. Government grants received as compensation for Company’s expenses incurred are recognized as income on a systematic basis in the same periods when such expenses are recognized, and grants received as compensation for the cost of an asset are recognized as income on a systematic basis over the useful life of the asset.

Earnings per share

Basic earnings per share are calculated based on profit or loss for the year attributable to the owners of the Company, divided by the weighted average number of common and preferred shares outstanding in the year. Diluted earnings per share are calculated using said weighted average number of outstanding shares adjusted by potentially dilutive instruments convertible into shares in the reporting years, pursuant to CPC 41.

Statements of value added

The Company prepared the individual and consolidated statements of value added (“DVA”) as required by CPC 09 Statements of Value Added, which are presented as an integral part of the financial statements in accordance with the accounting practices adopted in Brazil applicable to publicly–traded companies.

Statement of cash flows

The statement of cash flows is prepared in accordance with CPC03 (R2), using the indirect method. The Company classifies in line item ‘Cash and cash equivalents’ balances immediately convertible into cash and highly-liquid investments (usually with maturities of less than three months) subject to an immaterial risk of change in value.

Cash flows are classified, depending of their nature, as: (i) operating activities; (ii) investing activities; and (iii) financing activities. Cash flows arising from operating activities basically comprise trade receivables, trade payables, personnel expenses, financial charges, and losses on lawsuits. Cash flows arising from investing activities principally comprise the acquisition and disposal of investments, judicial deposits and withdrawals, and cash payments and cash receipts from the purchase and sale of capital assets. Cash flows arising from financing activities basically include cash payments and cash proceeds relating to borrowings and financing, derivative financial instruments, and payments of dividends and interest on capital.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(c)	Estimates and critical accounting judgments

In preparing the financial statements, the Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant. The use of estimates and assumptions frequently requires judgments related to matters that are uncertain with respect to the outcomes of transactions and the amount of assets and liabilities. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are as follows:

Revenue recognition and accounts receivables

The Company’s revenue recognition policy is significant as it is a material component of operating results. Management’s pricing, collection ability, and the rights to receive certain network usage revenue are based on judgment related to the nature of the tariff collected for the services provided, the price of certain products, and the right to collect this revenue. If changes in conditions cause management to conclude that such criteria are not met in certain operations, the amount of trade receivables might be affected. In addition, the Company depends on guidelines to measure certain revenue set by ANATEL (Brazilian telecommunications industry regulator).

Allowance for doubtful accounts

The allowance for doubtful accounts is set up to recognize probable losses on accounts receivable taking into account the measures implemented to restrict the provision of services to and collect late payments from customers.

There are cases of agreements with certain customers to collect past-due receivables, including agreements that allow customers to settle their debts in installments. The actual amounts not received may be different from the allowance recognized, and additional accruals might be required.

Depreciation and amortization of assets with finite useful lives

Property, plant and equipment items and intangible assets with finite useful lives are depreciated and amortized, respectively, on a straight-line basis, over the useful lives of the related asset. The depreciation and amortization rates of the most significant assets are shown in Notes 14 and 15, respectively.

The useful lives of certain assets may vary as they are used in the fixed-line or mobile telephony segments. The Company reviews the useful lives of assets annually.

Impairment of long-lived assets

The Company tests property, plant and equipment items and intangible assets for impairment either in light of decisions to discontinue activities where such assets are used or when there is evidence that the future operating revenue will not be sufficient to assure their realization.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Assets with finite useful lives are tested for impairment whenever events or changes in circumstances indicate that the asset might be impaired. The Company tests assets with indefinite useful lives (goodwill) for impairment annually in accordance with the accounting policy described in Note 2 (b).

The recoverable amounts of assets are determined by comparing the calculations of their value in use and their sales prices. These calculations require the use of judgments and assumptions. The determination of fair values and discounted future operating cash flows requires that the Company makes certain assumptions and estimates with respect to projected cash inflows and cash outflows related to future revenue, costs and expenses. These assumptions and estimates may be influenced by different external and internal factors, such as economic trends, industry trends and interest rates, changes in business strategies, and changes in the type of services and products sold by the Company to the market. The use of different assumptions may significantly change our financial statements.

Provisions

The Company recognizes provisions for losses on labor, tax and civil lawsuits, as well as administrative proceedings, as presented in Note 21. The recognition of a provision for contingent liabilities is based on the assessment of the risk of loss for each proceeding, which includes assessing available evidence, recent decisions and statistical assumptions, and reflects a reasonable estimate as assessed by management, General Counsel, and outside legal counsel. It is possible that the assumptions used to estimate the provision for contingent liabilities change, which can, therefore, result in changes in future provisions for contingent liabilities.

Fair value of derivative financial instruments and other financial instruments

Derivative financial instruments are recognized at fair value based on future cash flow estimates associated to the respective instrument. The financial assets available for sale related to the investment in Unitel and Cabo Verde Telecom were measured at fair value according to the operating assets that were used to value PT’s capital increase, and were updated taking into account the possible impacts of the events that occurred related to the investment, namely the lawsuits filed against Unitel and its shareholders in 2015 (Note 28). The estimates presented may not necessarily be indicative of the amounts that could be obtained in the current market. The use of different assumptions to measure the fair value could have a material effect on the amounts obtained and not necessarily be indicative of the cash amounts that the Company would receive or to settle such transactions.

Deferred income tax and social contribution

The Company recognizes and settles taxes on income based on the results of operations determined in accordance with the Brazilian corporate law, taking into consideration the provisions of the tax law, which are materially different from the amounts calculated for CPC purposes. Pursuant to CPC 32, the Company recognizes deferred tax assets and liabilities based on the differences between the carrying amounts and the taxable bases of the assets and liabilities.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The Company regularly tests deferred tax assets for impairment and recognizes an allowance for impairment losses when it is probable that these assets may not be realized, based on the history of taxable income, the projection of future taxable income, and the time estimated for the reversal of existing temporary differences. These calculations require the use of estimates and assumptions. The use of different estimates and assumptions could result in the recognition of an allowance for impairment losses for the entire or a significant portion of the deferred tax assets.

Employee benefits

The actuarial valuation is based on assumptions and estimates related to interest rates, return on investments, inflation rates for future periods, mortality indices, and an employment level projection related to the pension fund benefit liabilities. The accuracy of these assumptions and estimates will determine the creation of sufficient reserves for the costs of accumulated pensions and healthcare plans, and the amount to be disbursed annually on pension benefits.

These assumptions and estimates are subject to significant fluctuations due to different internal and external factors, such as economic trends, social indicators, and our capacity to create new jobs and retain our employees. All assumptions are reviewed at the end of the reporting period. If these assumptions and estimates are not accurate, there may be the need to revise the reserves for pension benefits, which could significantly impact Company results.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

3.	FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.	Overview

The table below summarizes our financial assets and financial liabilities carried at fair value at December 31, 2015 and 2014.

	Accounting measurement	2015
		Carrying amount	Fair value
Assets
Cash and banks	Fair value	1,111,840	1,111,840
Cash equivalents	Fair value	13,786,223	13,786,223
Cash investments	Fair value	1,927,686	1,927,686
Derivative financial instruments	Fair value	7,386,703	7,386,703
Due from related parties	Amortized cost
Accounts receivable (i)	Amortized cost	8,379,719	8,379,719
Dividends and interest on capital receivable	Amortized cost
Held-for-sale assets
Held-for-sale financial asset	Fair value	3,541,314	3,541,314
Dividends receivable	Amortized cost	2,042,191	2,042,191

Liabilities
Trade payables (i)	Amortized cost	5,004,833	5,004,833
Borrowings and financing
Borrowings and financing (ii)	Amortized cost	17,049,280	17,049,280
Due to related parties	Amortized cost
Debentures	Amortized cost	4,138,025	4,128,539
Senior notes	Amortized cost	38,670,111	22,159,838
Derivative financial instruments	Fair value	2,510,343	2,510,343
Dividends and interest on capital	Amortized cost	96,433	96,433
Licenses and concessions payable (iii)	Amortized cost	918,537	918,537
Tax refinancing program (iii)	Amortized cost	795,088	795,088
Other payables (payable for the acquisition of equity interest) (iii)	Amortized cost	382,230	382,230

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	Accounting measurement	CONSOLIDATED
		2014
		Carrying amount	Fair value
Assets
Cash and banks	Fair value	532,285	532,285
Cash equivalents	Fair value	1,916,921	1,916,921
Cash investments	Fair value	282,700	282,700
Derivative financial instruments	Fair value	3,221,481	3,221,481
Due from related parties	Amortized cost
Accounts receivable (i)	Amortized cost	7,455,687	7,455,687
Dividends and interest on capital receivable	Amortized cost
Held-for-sale assets	Fair value
Held-for-sale financial asset	Fair value	4,284,416	4,284,416
Dividends receivable	Amortized cost	1,261,826	1,261,826

Liabilities
Trade payables (i)	Amortized cost	4,331,286	4,331,286
Borrowings and financing
Borrowings and financing (ii)	Amortized cost	15,335,155	15,335,155
Debentures	Amortized cost	7,776,876	7,513,867
Senior notes	Amortized cost	12,737,364	12,199,092
Due to related parties	Amortized cost
Derivative financial instruments	Fair value	666,922	666,922
Dividends and interest on capital	Amortized cost	185,138	185,138
Licenses and concessions payable (iii)	Amortized cost	1,361,940	1,361,940
Tax refinancing program (iii)	Amortized cost	990,230	990,230
Other payables (payable for the acquisition of equity interest) (iii)	Amortized cost	408,978	408,978

(i)	The balances of accounts receivables and trade payables have near terms and, therefore, they are not adjusted to fair value.
(ii)	Part of this balance of borrowings and financing with the BNDES, export credit agencies, and other related parties correspond to exclusive markets and, therefore, the fair values of these instruments is similar to their carrying amounts. A portion of the balance of borrowings and financing refers to the bonds issued in the international market, for which is there is a secondary market, and their fair values are different from their carrying amounts.
(iii)	The licenses and concessions payable, the tax refinancing program, and other obligations (payable for the acquisition of equity interest) are represented by the amounts that are expected payables to be settled and, therefore, they are not adjusted to fair value.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Fair value of financial instruments

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation. The interpretation of market inputs for the selection of such techniques requires considerable judgment and the preparation of estimates to obtain an amount considered appropriate for each situation. Accordingly, the estimates presented may not necessarily be indicative of the amounts that could be obtained in an active market. The use of different assumptions for the calculation of the fair value may have a material impact on the amounts obtained.

(a)	Derivative financial instruments

The method used for calculating the fair value of derivative financial instruments was the future cash flows associated to each instrument contracted, discounted at market rates prevailing at December 31, 2015.

(b)	Non-derivative financial instruments measured at fair value

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(c)	Fair value measurement hierarchy

CPC 46 defines fair value as the price for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties, in an arm’s length transaction on measurement date. The standard clarifies that the fair value must be based on the assumptions that market participants would consider in pricing an asset or a liability, and establishes a hierarchy that prioritizes the information used to build such assumptions. The fair value measurement hierarchy attaches more importance to available market inputs (i.e., observable data) and a less weight to inputs based on data without transparency (i.e., unobservable data). Additionally, the standard requires that an entity consider all nonperformance risk aspects, including the entity’s credit, when measuring the fair value of a liability.

CPC 40 establishes a three-level hierarchy to measure and disclose fair value. The classification of an instrument in the fair value measurement hierarchy is based on the lowest level of input significant for its measurement. We present below a description of the three-level hierarchy:

Level 1—inputs consist of prices quoted (unadjusted) in active markets for identical assets or liabilities to which the entity has access on measurement date;

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Level 2—inputs are different from prices quoted in active markets used in Level 1 and consist of directly or indirectly observable inputs for the asset or liability. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active; or inputs that are observable for the asset or liability or that can support the observed market inputs by correlation or otherwise for substantially the entire asset or liability.

Level 3—inputs used to measure an asset or liability are not based on observable market variables. These inputs represent management’s best estimates and are generally measured using pricing models, discounted cash flows, or similar methodologies that require significant judgment or estimate.

There were no transfers between levels between December 31, 2015 and December 31, 2014.

	Fair value measurement hierarchy	Fair value 2015	Fair value 2014

Assets
Cash and banks	Level 1	1,111,840	532,285
Cash equivalents	Level 2	13,786,223	1,916,921
Cash investments	Level 2	1,927,686	282,700
Derivative financial instruments	Level 2	7,386,703	3,221,481
Held-for-sale assets	Level 3	3,541,314	4,284,416
Liabilities
Derivative financial instruments	Level 2	2,510,343	666,922

3.2.	Measurement of financial assets and financial liabilities at amortized cost

We concluded that the discount to present value of financial assets and financial liabilities under the amortized cost method does not apply, based on the valuation made for this purpose, for the following main reasons:

•	Accounts receivables: near-term maturity of bills.

•	Trade payables, dividends and interests on capital: all obligations are due to be settled in the short term.

•	Borrowings and financing and due from and to related parties: all transactions are adjusted for inflation based on contractual indices.

•	Licenses and concessions payable, tax refinancing program and other payables (payable for the acquisition of equity interests): all payables are adjusted for inflation based on the contractual indices.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

3.3.	Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows, and price risk), credit risk, and liquidity risk. The Company and its subsidiaries use derivative financial instruments to mitigate certain exposures to these risks.

Risk management is carried out by the Company’s treasury officer, in accordance with the policies approved by management.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies.

Under Company policies, market risks are identified based on the features of financial transactions contracted and to be contracted during the year. Several scenarios are then simulated for each of the risk factors using statistical models, used as basis to measure the impacts the on Group’s financial income (expenses). Based on this analysis, the Executive Committee annually agrees with the Board of Directors a guideline to be followed in each financial year.

To ensure a proper risk management, the Company can contract hedging instruments, including derivative transactions such as swaps and currency forwards. The contract of such instruments depends of, among other factors, available funds within the credit limit set by banks. The Company and its subsidiaries do not use derivative financial instruments for other purposes.

According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks.

3.4.1.	Market risk

(a)	Foreign exchange risk

Financial assets

Foreign currency-denominated cash equivalents and cash investments are basically maintained in securities issued by financial institutions abroad similar to Bank Certificates of Deposit (CDBs) traded in Brazil (time deposits), and euro-denominated time deposits and United States dollars (“dollar” or “dollars”).

The risk associated to these assets arises from the possible exchange rate fluctuations that may reduce the balance of these assets when translated into Brazilian reais. The Company’s and its subsidiaries’ assets subject to this risk represent approximately 73.22% (11.41% at December 31, 2014) of our total cash and cash equivalents and cash investments.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Net investment in foreign subsidiaries

The risks related to the Company’s investments in foreign currency arise mainly from the investments in the subsidiaries in Africa. The Company does not have any contracted instrument to hedge against the risk associated to the net investments in foreign companies.

Foreign exchange risk sensitivity analysis

Management estimated the impact of a potential depreciation of the euro and the US dollar by 25% and 50%, using as benchmark for the possible and remote scenarios, respectively, as follows:

	Rate
Description	2015	Depreciation
Probable scenario
US dollar	3.9048	0%
Euro	4.2504	0%
Possible scenario
US dollar	2.9286	25%
Euro	3.1878	25%
Remote scenario
US dollar	1.9524	50%
Euro	2.1252	50%

2015
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario
US dollar cash	Dollar depreciation	642,418	481,814	321,209
Euro cash	Euro depreciation	12,438,363	9,328,772	6,219,182

Total pegged to exchange rates		13,080,781	9,810,586	6,540,391

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and subsidiaries’ borrowings and financing exposed to this risk represent approximately 78.5% (41.7% at December 31, 2014) of total liabilities from borrowings and financing, less the contracted currency hedging transactions. In order to minimize this type of risk, we enter into foreign exchange hedges with financial institutions. Of the consolidated foreign currency-denominated debt, 99.5% (100.0% at December 31, 2014) is protected by exchange swaps, currency forwards, and cash investments in foreign currency. Additionally, with the completion of the sale of PT Portugal on June 2, 2015, most of the proceeds received by the Company are denominated in euros, which operates as a natural hedge for the debt kept in Oi’s post-sale consolidated framework. The unrealized gains or losses on hedging transactions are measured at fair value, as described in 3.2 (a) above.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

These foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows:

	2015		2014
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Financial assets
Cash and banks	761,788	761,788	26,759	26,759
Cash equivalents	10,553,452	10,553,452	198,047	198,047
Cash investments	1,765,541	1,765,541	86,807	86,807
Derivative financial instruments	6,940,963	6,940,963	3,025,464	3,025,464
Financial liabilities
Borrowings and financing (Note 17)	46,935,152	30,727,817	14,781,242	14,342,043
Derivative financial instruments	1,915,910	1,915,910	425,784	425,784

Derivative financial instruments are summarized as follows:

	Derivatives designated for hedge accounting
	Maturity (years)	Fair value
		Amounts (payable)/receivable
		2015	2014
US$/R$ cross currency swaps	0.1 - 8.2	4,954,291	1,816,206
US$/fixed rate cross currency swaps	4.8	819,647	649,293
EUR/R$ cross currency swaps	1.9 - 4.3	(169,513)

EUR/R$ non-deliverable forwards (NDFs)	< 1 year		23,524

	Derivatives not designated for hedge accounting
	Maturity (years)	Fair value
		Amounts (payable)/receivable
		2015	2014
US$/R$ cross currency swaps	< 1 year	31,467	24,122
R$/US$ cross currency swaps	< 1 year	(27,965)	(31,290)
US$/R$ non-deliverable forwards (NDFs)	< 1 year	(156,707)	107,718
EUR/R$ non-deliverable forwards (NDFs)	< 1 year	(427,452)	10,107
Options (USD/R$ put option)	3.3 - 4.8	8,783
Options (EUR/R$ put option)	3.8	24,767
Options (EUR/R$ call option)	3.8	(32,265)

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The main foreign currency hedge transactions contracted with financial institutions to minimize the foreign exchange risk are as follows:

Cross currency swap contracts (plain vanilla)

US$/R$: Refer to foreign exchange swaps to protect its US dollar-denominated debt payments. Under these contracts, the asset position is in US dollars plus a fixed interest rate or in US LIBOR plus a fixed interest rate, and the liability position a percentage of interbank deposit rate (CDI) or a fixed rate in real. The main risk of loss in the asset position of these instruments is the US dollar exchange rate fluctuation; however, such losses would be fully offset by the US dollar-denominated debt’s maturities.

R$/US$: Refer to foreign exchange swaps to reverse swap contracts. Under these contracts, the asset position is in US dollar plus a fixed rate and the liability position is a percentage of CDI. The main risk of loss in the liability position of these instruments is the US dollar exchange rate fluctuation; however, such possible losses would be fully offset by the maturities of the reversed US dollar-denominated swaps.

Non-deliverable forwards (NDFs)

US$/R$: Refer to future US dollar sales transactions using NDFs to protect against a depreciation of the Brazilian real in relation to the US dollar. The main strategy for these contracts is to set the foreign exchange rate for the contract period at a fixed amount, thus mitigating the risk of adverse fluctuations on US dollar-denominated debt. In order to extend the hedging period, we can roll over these instruments by selling US dollars for the period equivalent to the short-term NDF in the portfolio and simultaneously purchase US dollars for longer positions.

Euro/R$: Refer to future Euro dollar sales transactions using NDFs to protect against a depreciation of the Brazilian real in relation to the US dollar. The main strategy for these contracts is to set the foreign exchange rate for the contract period at a fixed amount, thus mitigating the risk of adverse fluctuations on euro-denominated debt. In order to extend the hedging period, we can roll over these instruments by selling euro for the period equivalent to the short-term NDF in the portfolio and simultaneously purchase euro for longer positions.

Options (put options)

Refers to the acquisitions of dollar put options related to debt’s principal to hedge against an appreciation of the real against the dollar. The main strategy of these options is to set a lower foreign exchange rate for a set of swaps during the contract period, thus mitigating unfavorable changes in the long position of these derivatives.

As at December 31, 2015 and 2014, the derivative transactions in the amounts shown below were recognized in financial income (expenses) (see Note 6):

	2015	2014
Gain (loss) on currency swaps	4,539,844	674,228
Currency forwards	1,322,916	(317,740)
Options	(21,850)

Total	5,840,910	356,488

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The movements below, related to currency hedges designated for hedge accounting treatment, were recognized in other comprehensive income:

Table of movements in hedge accounting effects in other comprehensive income
Balance in 2014	165,085
Gain on designated hedges	(697,726)
Transfer on ineffective portion to profit or loss	(7,626)
Amortization of hedges to profit or loss at the effective rate	8,336
Deferred taxes on hedge accounting	236,985
Share of subsidiary’s hedge accounting
Balance in 2015	(294,946)

(a.1) Foreign exchange risk sensitivity analysis

As at December 31, 2015, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies at yearend. The rates used for the probable scenario were the rates prevailing at the end of December 2015. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	2015	Depreciation
Probable scenario
US dollar	3.90480	0%
Euro	4.25040	0%
Possible scenario
US dollar	4.88100	25%
Euro	5.31300	25%
Remote scenario
US dollar	5.85720	50%
Euro	6.37560	50%

As at December 31, 2015, management estimated the outflow for the payment of interest and principal of its debt pegged to exchange rates based on the interest rates prevailing at the end of this annual reporting period and the exchange rates above.

The impacts of foreign exchange exposure, in the sensitivity scenarios estimated by the Company, are shown in the table below:

2015
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario

US dollar debt	Dollar appreciation	23,054,987	28,818,734	34,582,481
Derivatives (net position - US$)	Dollar depreciation	(22,470,237)	(28,087,796)	(33,705,356)
US dollar cash	Dollar depreciation	(642,418)	(803,023)	(963,627)
Euro debt	Euro appreciation	24,316,758	30,395,948	36,475,137
Derivatives (net position - euro)	Euro depreciation	(11,606,953)	(14,508,691)	(17,410,430)
Euro cash	Euro depreciation	(12,438,363)	(15,547,954)	(18,657,545)

Total pegged to exchange rates		213,774	267,218	320,660

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(b)	Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP) or the CDI, in the case of real-denominated debt, and on the LIBOR, in the case of U.S. dollar-denominated debt.

As at December 31, 2015, approximately 33.4% (60.3% at December 31, 2014) of the incurred debt, less adjustment for derivative transactions, was subject to floating interest rates. After the derivative transactions, approximately 59.6% (79.4% at December 31, 2014) of the consolidated debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after the hedging transactions is to CDI. Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments and hedging adjustments.

We continuously monitor these market rates to assess the possible contracting of instruments to hedge against the risk of fluctuation of these rates.

These assets and liabilities are presented in the balance sheet as follows:

	2015		2014
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	3,232,771	3,232,771	1,718,874	1,718,874
Cash investments	162,145	162,145	195,893	195,893
Derivative financial instruments	445,740	445,740	196,017	196,017
Financial liabilities
Borrowings and financing	18,307,705	18,298,218	17,722,928	17,717,628
Derivative financial instruments	594,433	594,433	241,138	241,138

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The amounts of contracted derivatives to hedge against floating interest rates on outstanding debt are summarized below:

	Derivatives designated for hedge accounting
	Maturity (years)	Fair value
		Amounts (payable)/receivable
		2015	2014
Fixed rate/DI rate swaps	4.8	(146,121)	(37,627)
US$ LIBOR/US$ fixed rate swaps	< 1 year		(1,413)

	Derivatives not designated for hedge accounting
	Maturity (years)	Fair value
		Amounts (payable)/receivable
		2015	2014
US$ LIBOR/US$ fixed rate swaps	0.1- 6.1	(448,312)	(200,771)
US$ fixed rate/US$ LIBOR swaps	6.1	445,740	194,690

The main hedging transactions contracted with financial institutions to minimize the interest rate risk are as follows:

Interest rate swaps

US$ LIBOR/US$ fixed rate: Refer to interest rate swaps to protect debt payments pegged to US dollar floating rates from exchange fluctuation. Under these contracts, the asset position in US dollar LIBOR and the liability position is a fixed rate. The risk of loss in the asset position of these instruments is, therefore, the fluctuation of the US dollar LIBOR; however, such possible losses would be fully offset by maturities of US dollar-denominated debt pegged to LIBOR.

US$ fixed rate/US$ LIBOR: Refers to the interest rate swap transaction that changes US dollar-denominated debt payments from fixed rate to floating rate. Under this contract, the asset position is a US dollar fixed rate and a LIBOR liability position to reduce the cost of the backing debt, as part of the Company’s onerous liability management strategy.

R$ fixed rate/CDI: Refer to interest rate swaps to convert a foreign exchange swap liability position at a fixed rate into R$ to a liability subject to a DI percentage. This transaction is intended to swap the exchange peg of a certain dollar-denominated debt to a floating DI position, cancelling the debt’s current fixed rate position.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As at December 31, 2015 and 2014, the amounts shown below were recorded as gain or loss on derivatives: (see Note 6).

	2015	2014
Gain (loss) on interest rate swap	(43,808)	70,896

Total	(43,808)	70,896

The movements below, related interest rate hedges designated for hedge accounting treatment, were recognized in other comprehensive income:

Table of movements in hedge accounting effects in other comprehensive income

Balance in 2014	(41,442)
Gain on designated hedges	(104,339)
Transfer on ineffective portion to profit or loss	78
Amortization of hedges to profit or loss at the effective rate	3,325
Deferred taxes on hedge accounting	34,319
Share of subsidiary’s hedge accounting
Balance in 2015	(108,059)

(b.1) Interest rate fluctuation risk sensitivity analysis

Management believes that the most significant risk related to interest rate fluctuations arises from its liabilities pegged to the TJLP, the USD LIBOR, and mainly the CDI. This risk is associated to an increase in those rates.

As at December 31, 2015, management estimated the fluctuation scenarios of the rates CDI, TJLP and USD LIBOR. The rates used for the probable scenario were the rates prevailing at the end of the reporting period. These rates have been stressed by 25 and 50 percent, and used as benchmark for the possible and remote scenarios. Note that beginning January 2015, the TJLP increased from 5.0% p.a. to 5.5% p.a., which was the start of successive increases. For the quarter beginning April 2015, the TJLP increased to 6.0%, remaining at 6.5% in July and in October 1-December 31, 2015 it increased 7.0%. Before the end of the current quarter, the National Monetary had decided for an new increase for this rate, this time to 7.5% p.a., effective in January 1-June 31, 2016.

2015
Interest rate scenarios
Probable scenario			Possible scenario			Remote scenario
CDI	TJLP	6M USD LIBOR	CDI	TJLP	6M USD LIBOR	CDI	TJLP	6M USD LIBOR
14.14%	7.0%	0.84615%	17.68%	8.8%	1.05769%	21.21%	10.5%	1.26923%

As at December 31, 2015, management estimated the future outflows for the payment of interest and principal of its debt pegged to CDI, TJLP, and USD LIBOR based on the interest rates above. The outflows for repayment of Oi Group related party debt were not considered.

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

liabilities. The fair values of these liabilities, should the Company’s credit risk remain unchanged, would not be impacted in the event of fluctuations in interest rates, as the interest rates used to estimate future cash outflows would be the same rates that discount such flows to present value.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

2015
Transaction	Individual risk	Probable scenario	Possible scenario	Remote scenario
CDI-indexed debt	CDI increase	2,120,449	2,516,488	2,980,156
Derivative financial instruments (net position - CDI)	CDI increase	10,669,673	13,047,050	15,566,283
TJLP-indexed debt	TJLP increase	942,049	1,119,643	1,304,957
US$ LIBOR-indexed debt	US$ LIBOR increase	562,123	660,468	715,699
Derivative instruments (net position - LIBOR)	US$ LIBOR decrease	(198,734)	(211,566)	(231,488)

Total pegged to interest rates		14,095,560	17,132,083	20,335,607

3.4.2.	Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at December 31, 2015, approximately 99.20% of the consolidated cash investments were made with counterparties with an AAA, AA or sovereign risk rating.

The Company had credit risks related to dividends receivable associated to the investment in Unitel.

3.4.3.	Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions.

Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses, pay dividends, and service and refinance its debt.

The Company expects to meet its short-term cash flow requirements using the cash generated by its operations and the liquidity position existing in the balance sheet.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In light of the current economic scenario in the markets where the Company operates and taking into account the profile of its medium- and long-term liabilities, the Company announced on March 9, 2016, as disclosed in Note 1, that it had retained PJT Partners as its financial advisor to assist it in evaluating financial and strategic alternatives to optimize its liquidity and debt profile.

The following are the contractual maturities of the financial liabilities, including estimated interest payments, where applicable:

	Less than a year	One to three year	Four to five years	Over five years	Total

Balance at December 31, 2015
Borrowings and financing, and derivative financial instruments (i)	15,281,737	24,997,733	16,894,491	6,242,921	63,416,882
Debentures (i)	1,621,538	4,170,474	16,849		5,808,861
Trade payables (ii)	1,226,071				1,226,071
Licenses and concessions (iii)	911,930	6,607			918,537
Tax refinancing program (iv)	78,432	270,030	180,020	266,606	795,088

The amounts disclosed in the tables take into account the contractual undiscounted payment outflow estimates, these amounts are not reconciled with the amounts disclosed in the balance sheet for borrowings and financing, derivative financial instruments, and trade payables.

(i)	Includes the future interest payment estimates, calculated based on the applicable interest rates and takes into account all the interest and principal payments that would be made on the contractual settlement dates;

(ii)	Consists of the estimated obligations for the purchase of fixed-line and mobile telephony equipment in Brazil with contractual obligations entered into with our suppliers, including all the significant terms and conditions, and the approximate transaction life;

(iii)	Consists of obligations due to ANATEL related to the radiofrequency licenses. Includes accrued, unpaid interest for each period; and

(iv)	Consists of the tax installment plan designed under the tax refinancing programs. Includes accrued, unpaid interest for each period.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Capital management

The Company seeks to manage its equity structure according to best market practices.

The objective of the Company’s capital management strategy is to ensure that liquidity levels and financial leverage to allow the sustained growth of the Group, the compliance with the strategic investment plan, and generation of returns to our shareholders.

The Company may change its capital structure, according to existing economic and financial conditions, to optimize its financial leverage and debt management (Note 1).

The indicators commonly used to measure capital structure management are: gross debt to accumulated twelve-month EBITDA (earnings before interest (financial income and expenses), taxes, depreciation and amortization, and other nonrecurring results), net debt (gross debt less cash and cash equivalents and cash investments) to accumulated twelve-month EBITDA, and the interest coverage ratio.

3.4.4.	Risk of acceleration of maturity of borrowings and financing

Under some debt instruments of the Company, default events can trigger the accelerated maturity of other debt instruments. The impossibility to incur in new debt might prevent such companies from investing in their business and incur in required or advisable capital expenditures, which would reduce future sales and adversely impact their profitability. Additionally, the funds necessary to meet the payment commitments of the borrowings raised can reduce the amount of funds available for capital expenditures.

The risk of accelerated maturity arising from noncompliance of financial covenants associated to the debt is detailed in Note 17, section ‘Covenants’.

4.	NET OPERATING REVENUE

	2015	2014	2013

Gross operating revenue	44,519,320	45,357,481	45,252,584

Deductions from gross revenue	(17,165,555)	(17,110,382)	(16,830,437)
Taxes	(8,148,655)	(8,906,909)	(9,538,623)
Other deductions	(9,016,900)	(8,203,473)	(7,291,814)

Net operating revenue	27,353,765	28,247,099	28,422,147

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

5.	REVENUE AND EXPENSES BY NATURE

	2015	2014	2013
Net operating revenue	27,353,765	28,247,099	28,422,147
Operating income (expenses):
Interconnection	(1,808,845)	(2,689,815)	(3,965,623)
Personnel (i)	(2,719,530)	(2,829,307)	(2,534,222)
Third-party services	(6,317,233)	(6,258,606)	(6,119,733)
Grid maintenance service	(1,901,569)	(1,923,074)	(2,328,140)
Handset and other costs	(284,637)	(730,444)	(515,377)
Advertising and publicity	(405,626)	(674,275)	(556,500)
Rentals and Insurance	(3,599,830)	(3,119,521)	(2,119,684)
Provisions	(861,500)	(779,314)	(656,849)
Allowance for doubtful accounts	(721,175)	(649,463)	(922,779)
Expenses on impairment losses (Note 28)	(89,176)
Taxes and other income (expenses) (ii)	(1,128,522)	(1,628,867)	(1,507,701)
Other operating income (expenses), net (iii)	277,954	3,245,643	2,369,555
Operating expenses excluding depreciation and amortization	(19,559,689)	(18,037,043)	(18,857,053)
Depreciation and amortization	(5,091,680)	(4,535,418)	(4,278,477)

Total operating expenses	(24,651,369)	(22,572,461)	(23,135,530)

Profit (loss) before financial income (expenses) and taxes	2,702,396	5,674,638	5,286,617
Financial income (expenses):
Financial income	4,904,550	1,344,767	1,375,217
Financial expenses	(13,307,650)	(5,891,332)	(4,649,665)

Total financial income (expenses)	(8,403,100)	(4,546,565)	(3,274,448)

Profit (loss) before taxes	(5,700,704)	1,128,073	2,012,169
Income tax and social contribution	(715,039)	(1,119,955)	(519,154)
Profit (loss) from continuing operations	(6,415,743)	8,118	1,493,015
Discontinued operations
Profit (loss) for the year from discontinued operations (net of taxes) (Note 28)	1,068,142	(4,414,539)
Loss for the year	(5,347,601)	(4,406,421)	1,493,015
Loss attributable to Company owners	(4,934,908)	(4,407,711)	1,493,015
Profit (loss) attributable to non-controlling interests	(412,693)	1,290

Operating expenses by function:

Cost of sales and/or services	(15,308,634)	(15,229,602)	(15,259,215)
Selling expenses	(4,744,518)	(5,611,772)	(5,571,891)
General and administrative expenses	(3,832,995)	(3,751,410)	(3,581,544)
Other operating income	1,630,056	4,466,914	3,193,024
Other operating expenses	(2,373,395)	(2,440,710)	(1,898,154)
Share of profit of subsidiaries	(21,883)	(5,881)	(17,750)

Total operating expenses	(24,651,369)	(22,572,461)	(23,135,530)

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(i)	Takes into account employee training expenses amounting to R$4,262 (R$8,326 in 2014 and R$17,750 in 2013).
(ii)	The other net operating income (expenses) for the year ended December 31, 2015 primarily include the reversal of a civil contingency amounting to R$325,709 arising from the revision of the calculation methodology and R$47,756 in costs relating to downsizings in this period. Other net operating income (expenses) for the year ended December 31, 2014 primarily includes the gain of R$2.4 billion on the sale, net of transaction expenses, recognized in the context of the agreement entered into on December 3, 2013 by the Company and SBA Torres Brasil for the transfer of 100% of the shares of one of its subsidiaries that held 2,007 telecommunication towers used to provide mobile telephony services and R$355 million resulting from the revision of the methodology to determine the provisions for losses in corporate lawsuits and the reversal of R$476 million from the provision related to the adhesion to the REFIS tax refinancing program.

6.	FINANCIAL INCOME (EXPENSES)

	2015	2014	2013
Financial income
Exchange differences on translating foreign cash investments	3,349,783	32,444	69,626
Interest on and inflation adjustment to other assets	740,417	762,498	694,734
Income from cash investments	235,042	354,526	278,598
Interest on and inflation adjustment to intragroup loans	29,057	1,066
Other income (i)	550,251	194,233	332,259

Total	4,904,550	1,344,767	1,375,217

Financial expenses and other charges
a) Borrowing and financing costs
Inflation adjustment to and exchange losses on third-party borrowings	(10,908,438)	(1,464,510)	(2,013,066)
Interest on borrowings payable to third parties	(3,178,461)	(1,979,414)	(1,591,915)
Interest on debentures	(871,977)	(953,863)	(860,400)
Financial instrument transactions	5,797,102	427,384	1,158,520
Interest on and inflation adjustment to intragroup borrowings

Subtotal:	(9,161,774)	(3,970,403)	(3,306,861)

b) Other charges
(Loss) gain on cash investments classified as held for sale (ii)	(1,854,203)
Interest on and inflation adjustment to other liabilities	(831,918)	(811,791)	(615,810)

Tax on transactions and bank fees	(712,799)	(385,824)	(193,048)
Inflation adjustment to provisions	(176,297)	(233,276)	(246,205)
Interest on taxes in installments - tax financing program	(93,784)	(132,194)	(81,262)
Other expenses (iii)	(476,875)	(357,844)	(206,479)

Subtotal:	(4,145,876)	(1,920,929)	(1,342,804)

Total	(13,307,650)	(5,891,332)	(4,649,665)

Financial income (expenses)	(8,403,100)	(4,546,565)	(3,274,448)

(i)	Refers basically to the gain on debenture repayment transactions.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(ii)	Refers basically to the loss of R$2,208 million due the foreign exchange depreciation at the fair value of the cash investment in Unitel (Note 28), net of the accumulated foreign exchange differences reclassification up to the impairment date in other comprehensive income.
(iii)	Represented mainly by financial fees and commissions.

7.	INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, an aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	2015	2014	2013
Income tax and social contribution
Current taxes	(781,576)	(622,001)	(418,498)
For the year	(607,805)	(617,528)	(493,298)
For prior year (i)	(173,771)	(4,473)	74,800
Deferred taxes	66,537	(497,954)	(100,656)

Total	(715,039)	(1,119,955)	(519,154)

Current and deferred taxes (for the year)	(541,268)	(1,115,482)	(593,954)
Current taxes (for prior year)	(173,771)	(4,473)	(74,800)

	2015	2014	2013
Profit (loss) before taxes	(5,700,704)	1,128,073	2,012,169
Income tax and social contribution
Income tax and social contribution on taxed income	1,938,240	(383,545)	(697,184)
Equity in earnings of investees	(7,440)	(2,000)	(6,035)
Tax effects of interest on capital
Tax incentives (basically, operating profit) (ii)	7,332	36,281	31,573
Permanent deductions (add-backs) (ii)	88,756	(755,879)	145,688
Utilization of tax loss carryforwards		446	25,783
Allowance for losses on deferred tax assets (iv)	(1,391,869)
Unrecognized deferred tax assets (iv)	(236,726)	(46,917)	(93,779)
Recognized deferred tax assets		52,438
Effects of differentiated tax rates (v)	(939,561)	(16,306)
Income tax and social contribution effect on profit or loss	(541,268)	(1,115,482)	(593,954)

(i)	In 2015, refers to the offset of the PRORELIT Installment Plan amounting to R$132,783 and the derecognition of part of the ILL (tax on net income) contingency amounting to R$32,893. In 2014, refers to the derecognition of expired tax credits and the recognition of a negative balance in 2010.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(ii)	Refers to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.
(iii)	The main components of permanent deduction (addition) tax effects are: nondeductible fines, sponsorships, nondeductible donations, and income from forfeited dividends. In 2014, the main effects are linked to goodwill amortization (pre-merger period), settlement of principal, fine and interest utilizing tax loss carryforwards as permitted by Article 2 of Law 12996/2014 and Article 33 of Law 13043/2014 (R$366 million in the Company and R$443 million on a consolidated basis), and write-off of tax credits for unlikely realization, related to potential loss on the PT SGPS shares held subsidiary TMAR (R$266 million on a consolidated basis).
(iv)	Refers to the allowance for the impairment losses on deferred tax assets (Note 10).
(v)	Refer to adjustments to deferred tax assets because of subsidiaries that do not recognize tax credits on tax loss carryforwards generated within the same year.
(vi)	Refer to adjustments to deferred tax assets because of subsidiaries that do not recognize tax credits on tax loss carryforwards.

The financial statements for the year ended December 31, 2015 have been prepared considering management’s best estimates and the criteria set out by Law 12973/2014.

Management conducted an early assessment of the material aspects of its operations/activities, based on the new provisions of the tax introduced by Provisional Act 627, of November 11, 2013 (“MP 627/2013”), as subsequently amended during its approval procedure by the National Congress, resulting in Bill 02/2014 (“PLV 02/2014”), and the provisions of Regulatory Instruction 1397, of September 16, 2013, as amended by Regulatory Instruction 1422, of December 19, 2013 (“IN 1397/2013”). Based on this assessment, Management did not identify any material impacts as compared to the used under the regime in place until December 31, 2014 (for those entities that did not elect the early adoption of Law 12973/2014).

We emphasize that PLV 02/2014 resulted in the publication of the Law 12973/2014 on May 14, 2014 and the amendments to the original text did not change the conclusions described above. The Company did not elect the early adoption of said Law and is subject to its provisions beginning January 1, 2015.

8.	CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended December 31, 2015 and 2014, are classified as held for trading securities and are measured at their fair values.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(a)	Cash and cash equivalents

	2015	2014
Cash and banks	1,111,840	532,285
Cash equivalents	13,786,223	1,916,921

Total	14,898,063	2,449,206

	2015	2014
Time deposits	10,734,985	205,523
Bank certificates of deposit (CDBs)	1,387,158	920,116
Repurchase agreements	1,637,798	773,487
Other	26,282	17,795
Cash equivalents	13,786,223	1,916,921

(b)	Cash investments

	2015	2014
Time deposits	1,700,386
Private securities	125,966	111,285
Government securities	101,334	171,415
Other

Total	1,927,686	282,700

Current	1,801,720	171,415
Non-current	125,966	111,285

The Company and its subsidiaries hold short-term investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

9.	ACCOUNTS RECEIVABLE

	2015	2014
Billed services	6,733,219	5,481,028
Unbilled services	1,296,562	1,450,777
Mobile handsets and accessories sold	911,077	1,032,022
Allowance for doubtful accounts	(561,139)	(513,787)

Total	8,379,719	7,450,040

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The aging list of trade receivables is as follows:

	2015	2014
Current	6,855,027	5,878,915
Past-due up to 60 days	1,296,612	1,388,330
Past-due from 61 to 90 days	146,608	136,200
Past-due from 91 to 120 days	121,916	113,212
Past-due from 121 to 150 days	124,887	102,139
Over 150 days past-due	395,808	345,031

Total	8,940,858	7,963,827

The movements in the allowance for doubtful accounts were as follows:

Balance at Jan 1, 2014	(654,042)
Acquisition of investments - PT Portugal	(652,964)
Allowance for doubtful accounts	(684,017)
Trade receivables written off as uncollectible	712,128
Foreign exchange differences	6,841
Transfer to assets held for sale	758,267
Balance in 2014	(513,787)
Allowance for doubtful accounts	(692,935)
Trade receivables written off as uncollectible	645,583
Balance in 2015	(561,139)

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

10.	CURRENT AND DEFERRED TAXES

	ASSETS
	2015	2014
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	416,125	485,929
Recoverable social contribution (CSLL) (i)	153,059	182,772
IRRF/CSLL - withholding income taxes (ii)	346,389	428,488

Total current	915,573	1,097,189

Deferred taxes recoverable
Income tax on tax credits – merged goodwill (iii)	1,782,179	1,180,524
Social contribution on tax credits – merged goodwill (iii)	641,584	424,989
Income tax on temporary differences (iv)	3,030,285	2,073,875
Social contribution on temporary differences (iv)	993,486	655,156
Income tax on tax loss carryforwards (iv)	1,673,150	2,353,806
Social contribution on tax loss carryforwards (iv)	615,040	876,478
Subtotal - deferred taxes recoverable	8,735,724	7,564,828

Deferred taxes recoverable (v)	147,278	60,944

Non-total current	8,883,002	7,625,772

	LIABILITIES
	2015	2014
Current taxes payable
Income tax payable	211,571	306,366
Social contribution payable	128,053	170,916

Total current	339,624	477,282

(i)	Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.
(ii)	Refer to corporate income tax credits on cash investments, intragroup loans, government entities, and other that are used as deductions from income tax for the years, and social contribution withheld at source on services provided to government agencies.
(iii)	Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition by the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests by the Company in 2008-2011, recognized by the companies merged with and into TmarPart and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future earnings and the amortization of which is estimated to occur through 2025 (Note 1).

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(iv)	Deferred income tax and social contribution assets are recognized only to the extent that it is probable that there will be a positive tax base for which temporary differences can be used and against which tax loss carryforwards can be offset. Deferred income tax and social contribution assets are reviewed at the end of each annual period and written down to the extent that their realization is no longer possible. The Company and its subsidiaries offset their tax loss carryforwards against taxable income up to a limit of 30% per year, pursuant to the prevailing tax law.

Allowances for impairment losses totaling R$1,391,869 were recognized for the companies that, as at December 31, 2015, do not expect to generate sufficient future taxable profits against which tax assets could be offset.

Additionally, none of the deferred tax assets amounting to R$454,319 (R$217,655 in 2014) were recognized for the direct and indirect subsidiaries that do not have a profitability history and/or do not expect to generate sufficient taxable profits against which such tax assets could be offset.

The table below shows the expected realization periods of deferred tax assets resulting from tax credits on tax loss carryforwards and temporary differences:

2016	440,652
2017	151,930
2018	129,056
2019	318,929
2020	565,399
2021 to 2023	2,724,495
2024 to 2025	1,981,500

Total	6,311,961

(v)	Refer mainly to prior years’ prepaid income tax and social contribution that will be offset against federal taxes payable.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Movements in deferred income tax and social contribution

	Balance in 2014	Recognized in deferred tax income/ expenses	Recognized directly in equity	Add-backs/ offsets	Balance in 2015
Deferred tax assets arising on:
Temporary differences
Provisions	1,534,792	(141,705)			1,393,087
Provisions for suspended taxes	133,958	12,298			146,256
Provisions for pension funds and impacts of CPC 33 (R1)	183,148	(28,905)	22,193		176,436
Allowance for doubtful accounts	592,279	66,591			658,870
Profit sharing	86,534	(22,291)			64,243
Foreign exchange differences	556,389	1,221,972			1,778,361
Merged goodwill (i)	1,605,513	(164,517)	982,767		2,423,763
Hedge accounting	(63,695)		271,304		207,609
Other temporary add-backs and deductions	(294,374)	(174,243)	67,526		(401,091)
Tax loss carryforwards
Allowance for losses		(1,391,869)			(1,391,869)
Income tax loss carryforwards	2,353,806	557,467		(234,122)	2,677,151
Social contribution carryforwards	876,478	210,693		(84,263)	1,002,908

Total	7,564,828	145,491	1,343,790	(318,385)	8,735,724

(i)	As a result of the merger of TmarPart with and into Oi on September 1, 2015, the Company recognized the income tax and social contribution benefit arising on the utilization of goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into TmarPart and by TmarPart merged with and into the Company, which was based on the Company’s expected future earnings.

11.	OTHER TAXES

	ASSETS
	2015	2014
Recoverable State VAT (ICMS) (i)	1,285,800	1,512,543
Taxes on revenue (PIS and COFINS)	200,029	181,772
Other	97,056	101,851

Total	1,582,885	1,796,166

Current	922,986	1,054,255
Non-current	659,899	741,911

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	LIABILITIES
	2015	2014
State VAT (ICMS)	759,922	709,126
ICMS Agreement No. 69/1998	33,998	80,287
Taxes on revenue (PIS and COFINS)	668,888	664,278
FUST/FUNTTEL/broadcasting fees	861,212	807,576
Other	153,968	281,059

Total	2,477,988	2,542,326

Current	1,553,651	1,667,599
Non-current	924,337	874,727

(i)	Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

12.	JUDICIAL DEPOSITS

In some situations the Company makes, by legal requirement or to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counsel, as probable, possible, or remote.

	2015	2014
Civil	9,459,735	8,919,658
Tax	2,548,720	2,466,187
Labor	2,368,902	2,007,822

Total	14,377,357	13,393,667

Current	1,258,227	1,133,639
Non-current	13,119,130	12,260,028

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

13.	INVESTMENTS

	2015	2014
Investment in subsidiaries
Joint arrangements	63,837	74,803
Investments in associates	39,003	21,558
Tax incentives, net of allowances for losses	31,579	31,579
Goodwill
Other investments	20,471	20,471

Total	154,890	148,411

As referred to in Note 1, as part of PT Portugal’s sale to Altice, the company became the holder of a direct investment in the companies PT Participações, PTIF, CVTEL, and Carrigans.

Summary of the movements in investment balances

Balance at January 1, 2014	173,640
Share of profits of subsidiaries (i)	(5,881)
Subsidiaries’ dividends and interest on capital	(4,968)
Other	(14,380)
Balance in 2014	148,411
Transfer of held-for-sale assets to investments
Share of profits of subsidiaries (i)	(21,883)
Associates’ share of other comprehensive income	11,266
Equity in earnings of investees recognized in held-for-sale assets	17,187
Other	(91)
Balance in 2015	154,890

(i)	In the consolidated, the share of profits of investees refers to the investments in joint arrangements and associates (Note 1).
(ii)	In May 2014, a capital contribution was made to PT Portugal in the amount of €1,250 million to prepay debt and thus reduce the Company’s euro-denominated debt.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

14.	PROPERTY, PLANT AND EQUIPMENT

	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Other assets	Total
Cost of PP&E (gross amount)
Balance at Jan 1, 2014	4,569,682	18,433,046	40,786,730	26,560,833	2,901,761	5,107,575	98,359,627
Acquisition of investments - PT Portugal	452,844	6,004,681	4,537,199	16,357,177	2,957,154	9,693,740	40,002,795
Additions	3,029,820	63,899	1,000,298	308,985	92,788	271,954	4,767,744
Write-offs	(2,083)	(1,782)	(62,981)	(103,997)	(268)	(8,410)	(179,521)
Transfers	(4,944,777)	317,773	6,045,939	(1,711,939)	537,675	(368,441)	(123,770)
Foreign exchange differences	20,468	288,829	255,552	785,557	148,022	469,466	1,967,894
Transfers to assets held for sale	(468,545)	(6,338,824)	(4,900,950)	(17,171,247)	(2,995,379)	(10,373,620)	(42,248,565)
Balance in 2014	2,657,409	18,767,622	47,661,787	25,025,369	3,641,753	4,792,264	102,546,204
Merger of subsidiaries			135	780		18,370	19,285
Additions	2,893,198	14,274	271,389	15,792	185,588	243,459	3,623,700
Write-offs		(3,282)	(62,148)	(520,504)	(79,160)	(15,529)	(680,623)
Transfers	(3,894,026)	70,070	1,992,540	1,502,411	(209,257)	538,262
Balance in 2015	1,656,581	18,848,684	49,863,703	26,023,848	3,538,924	5,576,826	105,508,566
Accumulated depreciation
Balance at Jan 1, 2014		(16,205,637)	(30,382,012)	(21,106,757)	(1,974,138)	(3,904,797)	(73,573,341)
Acquisition of investments - PT Portugal		(5,685,512)	(3,169,003)	(11,029,655)	(1,238,292)	(7,840,705)	(28,963,167)
Depreciation expenses		(400,354)	(2,452,283)	(746,509)	(151,149)	(580,115)	(4,330,410)
Write-offs		1,017	50,470	50,394	186	7,697	109,764
Transfers		(3,027)	(2,132,253)	2,022,793	381,324	(145,499)	123,338
Foreign exchange differences		(275,108)	(168,315)	(534,544)	(63,973)	(393,646)	(1,435,586)
Transfers to assets held for sale		6,032,368	3,559,523	11,706,376	1,273,000	8,621,957	31,193,224
Balance in 2014		(16,536,253)	(34,693,873)	(19,637,902)	(1,773,042)	(4,235,108)	(76,876,178)
Merger of subsidiaries			(109)	(169)		(8,854)	(9,132)
Depreciation expenses		(361,241)	(2,063,912)	(1,029,500)	(79,490)	(250,130)	(3,784,273)
Write-offs		2,189	60,407	519,006	62,290	14,316	658,208
Transfers		(29,376)	94,258	(5,608)	53,913	(113,187)
Balance in 2015		(16,924,681)	(36,603,229)	(20,154,173)	(1,736,329)	(4,592,963)	(80,011,375)
Property, plant and equipment, net
Balance in 2014	2,657,409	2,231,369	12,967,914	5,387,467	1,868,711	557,156	25,670,026
Balance in 2015	1,656,581	1,924,003	13,260,474	5,869,675	1,802,595	983,863	25,497,191
Annual depreciation rate (average)		11%	10%	8%	8%	12%

(1)	Transmission and other equipment includes transmission and data communication equipment.

Additional disclosures

Pursuant to ANATEL’s concession agreements, all property, plant and equipment items capitalized by the Company that are indispensable for the provision of the services granted under said agreements are considered returnable assets and are part of the concession’s cost. These assets are surrendered to ANATEL upon the termination of unrenewed concession agreements.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As at December 31, 2015, the residual balance of the Company’s returnable assets is R$8,055,876 (R$8,199,356 at December 31, 2014) and consist of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment.

In the year ended December 31, 2015, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 10% per year.

15.	INTANGIBLE ASSETS

	Goodwill	Intangibles in progress	Data processing systems	Regulatory licenses	Customer portfolio	Other	Total
Cost of intangibles (gross amount)
Balance at Jan 1, 2014	615,473	184,387	6,657,925	4,041,011		931,964	12,430,760
Acquisition of investments - PT Portugal	10,574,704	52,819	575,983	1,656,050	3,215,523	3,091,687	19,166,766
Additions		487,895	248,470			282,688	1,019,053
Write-offs	(1,754)	(1,574)				(15,031)	(18,359)
Transfers		(519,904)	451,615			36,401	(31,888)
Foreign exchange differences	507,532	1,256	44,200	78,963	153,469	124,238	909,658
Transfers to assets held for sale	(11,082,236)	(48,161)	(667,884)	(1,735,013)	(3,368,992)	(3,291,736)	(20,194,022)
Balance in 2014	613,719	156,718	7,310,309	4,041,011		1,160,211	13,281,968
Merger of subsidiaries	92,453		1,382				93,835
Additions		438,445	136,982			51,331	626,758
Transfers		(469,322)	459,078			10,244
Balance in 2015	706,172	125,841	7,907,751	4,041,011		1,221,786	14,002,561
Accumulated amortization
Balance at Jan 1, 2014	(461,078)		(5,348,057)	(2,072,607)		(629,527)	(8,511,269)
Acquisition of investments - PT Portugal			(428,721)	(514,850)		(2,155,564)	(3,099,135)
Amortization expenses			(571,298)	(359,396)	(169,982)	(392,628)	(1,493,304)
Write-offs	1,433		11,673			26,373	39,479
Transfers			(28,171)	(26,246)	(7,970)	(89,734)	(152,121)
Foreign exchange differences			(260)			260
Transfers to assets held for sale			489,838	578,878	177,952	2,378,692	3,625,360
Balance in 2014	(459,645)		(5,874,996)	(2,394,221)		(862,128)	(9,590,990)
Merger of subsidiaries			(1,276)				(1,276)
Amortization expenses			(662,068)	(285,957)		(160,499)	(1,108,524)
Balance in 2015	(459,645)		(6,538,340)	(2,680,178)		(1,022,627)	(10,700,790)
Intangible assets, net
Balance in 2014	154,074	156,718	1,435,313	1,646,790		298,083	3,690,978
Balance in 2015	246,527	125,841	1,369,411	1,360,833		199,159	3,301,771
Annual amortization rate (average)			20%	9%		16%

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Goodwill

The Company and its subsidiaries also recognize goodwill arising on the acquisition of investments based on expected future earnings.

In December 2015, annual impairment tests were conducted based on ten-year discounted cash flow projections, which is the period in which the entity expected to recover the investments made when each business was acquired, by applying an average growth rate of 11.8% for Pay TV, 6% for Means of Payment, 13.7% for RII Internet Provider, 1% for RII Multimedia, and 3% for Serede, discount rate of 13.2%, and use of perpetuity-based amounts in the last year. The tests did not show any impairment losses, as summarized below:

Cash-generating unit (CGU)	Asset balance	Goodwill allocated to the CGU	Recoverable amount valuation basis	Value in use
Pay TV	46,723	37,690	84,413	2,376,108
Means of payment	69,982	36,211	106,193	168,784
RII Internet service provider	42,898	72,828	115,726	393,296
RII multimedia	156,370	7,345	163,715	600,790
Serede (i)	10,260	92,453	102,713	318,338

Total	326,233	246,527	572,760	3,857,316

(i)	In October 2015, Serede, a Company indirect subsidiary, acquired and merged the operations of Telemont in the State of Rio de Janeiro. Telemont will keep providing the external plant services in the other states where it has a partnership with the Company. The acquisition of the assets and liabilities of Telemont in the State of Rio de Janeiro was recognized using the acquisition method, as established by CPC 15, taking into account the fair value of the identifying assets and liabilities, and determined goodwill arising on the acquisition amounting to R$92,453.

16.	TRADE PAYABLES

	2015	2014
Infrastructure, network and plant maintenance materials	1,282,493	1,708,777
Services	3,059,394	1,985,629
Rental of polls and rights-of-way	341,143	422,423
Other	321,803	219,737

Total	5,004,833	4,336,566

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

17.	BORROWINGS AND FINANCING

Borrowings and financing by type

	2015	2014	Maturity (principal and interest)	TIR %
Senior notes	38,670,111	12,737,364
Local currency	1,090,716	1,136,801	Dec 2015 to Sep 2016	11.62
Foreign currency	37,579,395	11,600,563	Dec 2015 to Feb 2022	15.24
Financial institutions	17,540,795	15,778,442
CCB – Bank Credit Note	2,416,314	4,503,810	Dec 2015 to Jan 2028	12.08
Certificates of Real Estate Receivables (CRI)	1,397,504	1,496,674	Dec 2015 to Aug 2022	14.10
Development Banks and Export Credit Agencies	10,986,710	9,777,958	Dec 2015 to Dec 2033	12.28
Revolver credit facility	2,740,267		Dec 2015 to Oct 2016	21.65
Public debentures	4,144,760	7,807,389	Dec 2015 to Jul 2021	11.82
Loan and debentures from subsidiaries (Note 26)			Dec 2015 to May 2022	16.43
Subtotal	60,355,666	36,323,195

Incurred debt issuance cost	(498,249)	(473,800)

Total	59,857,417	35,849,395

Current	11,809,598	4,463,728
Non-current	48,047,819	31,385,667

On June 2, 2015, PT Portugal was sold to Altice S.A. As part of the PT Portugal sale process, the debt of subsidiary PTIF—previously classified as liabilities associated to held-for-sale assets—remained with Oi, together with cash in the same amount, and was reclassified to the Company’s debt. The original debt consists basically of EMTN notes issued, maturing in 2016-2025.

Debt issuance costs by type

	2015	2014
Financial institutions	491,514	443,287
Public debentures	6,735	30,513

Total	498,249	473,800

Current	117,531	107,695
Non-current	380,718	366,105

Breakdown of the debt by currency

	2015	2014
Euro	24,221,508	2,412,691
US dollar	22,713,644	12,368,551
Brazilian reais	12,922,265	21,068,153

Total	59,857,417	35,849,395

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Breakdown of the debt by index

	2015	2014
Fixed rate	39,892,444	14,146,444
LIBOR	8,812,005	2,762,046
CDI	6,347,119	9,811,490
TJLP	3,148,581	5,149,392
IPCA	1,475,381	3,798,431
INPC	181,887	181,592

Total	59,857,417	35,849,395

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt	Debt issuance costs
2017	8,495,856	99,446
2018	6,532,989	90,667
2019	7,072,157	80,698
2020	14,563,635	63,127
2021 and following years	11,763,900	46,780

Total	48,428,537	380,718

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Description of main borrowings and financing

Senior Notes - foreign and local currency

In June 2015, Oi Holanda issued senior notes in the amount of €600 million, bearing interest at 5.625% per annum and maturing in 2021, the proceeds of which are to be used to refinance Oi’s and its subsidiaries’ debt. Using this issue’s proceeds, the Company bought back a total of €148 million in previously issued notes maturing in February 2016, bearing interest at 5.625% and maturing in March 2016, bearing interest at 5.242%. Additionally, the Company notes maturing in February 2016, bearing interest at 5.625%, the notes maturing in March 2017, bearing interest at 5.242%, and the notes maturing in December 2017, bearing interest of 5.125% were exchanged for newly issued notes totaling €173 million.

In July 2015, Portugal Telecom International Finance (PTIF) rebought for immediate cancelation 169,793 Notes from holders that opted to exercise the right to sell the retail bond’s senior notes issued in July 2012 originally amounting to €400 million.

As at December 31, 2015 the Company held own debentures acquired in the market for approximately US$33 million, which it retains in its portfolio for cancellation or to be held to maturity.

Financial institutions

Development Banks and Export Credit Agencies

The Company and its subsidiaries obtained financing facilities with BNDES and other development banks from the North and Northeast regions to finance and the upgrading of their nationwide fixed and mobile networks and to meet their regulatory obligations and obligations to the Export Credit Agencies of financing part of the investments in equipment and services that incorporate international technology. The main export credit agencies with that are the Company’s and its subsidiaries’ counterparties are: SEK – Swedish Export Corporation; CDB – China Development Bank; ONDD – Office National Du Ducroire; and FEC – Finnish Export Credit.

In February 2015, US$42.8 million (R$123.2 million) were disbursed under a US$ 257 million financing agreement entered into by the Company with ONDD (“Office National Du Ducroire/Nationale Delcrederedienst”) in March 2013, to finance part of our investments.

In March 2015, US$141.3 million (R$461.1 million) were disbursed under a US$397.4 million financing agreement entered into by Oi with Finnvera (“Finnish Export Credit Ltd”) in October 2014, to finance part of our investments.

In December 2015, TMAR obtained new credit facilities with CDB - China Development Bank totaling US$1,200 million aimed at supporting the refinancing of its debt and the debt of its parent company Oi and financing the purchase of equipment and services from Huawei Technologies. The US$632.5 (R$2,515 million) was disbursed.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Revolver credit facility

Disbursements from the revolver credit facility entered into by Oi with Citigroup Global Markets Inc., HSBC Securities (USA) Inc. Merril Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc. included US$1,000 million in October 2011, and US$300 million (R$955.7 million) and US$400 million (R$1,167.7 million), in May 2015 and April, respectively. These amounts are intended to provide working capital to Oi and its subsidiaries or for other purposes in general.

In September 2015, the Company prepaid the total disbursed amounting to R$1,300 million of the revolver credit facility raised with a syndicate of commercial banks, consisting of Banco do Brasil, Bradesco, HSBC, and Santander. This facility totals R$1,500 million.

Public debentures

In 2015, the Company rebought and immediately cancelled the following publicly distributed nonconvertible, unsecured debentures: (1) 38,965 debentures of the 9th Issue 1st Series; (2) 155,713 debentures of the 9th Issue 2nd Series; (3) 24,002 5th Issue debentures of the 5th Issue 2nd Series, and (4) 100 debentures of the 7th Issue.

Guarantees

BNDES financing facilities are collateralized by receivables of the Company and its subsidiaries TMAR and Oi Móvel. The Company provides guarantees to its subsidiaries TMAR and Oi Móvel for such financing facilities, totaling R$2,684 million.

Beginning May 5, 2014, the outstanding EMTN notes of subsidiary PTIF have been guaranteed by Oi no amounting to R$19,228.

Covenants

The financing agreements of the Company and subsidiaries TMAR and Oi Móvel with the BNDES and other financial institutions, and the debentures issued contain covenants that require the Oi and/or TMAR, as applicable, to maintain certain financial ratios. Compliance with these covenants is determined either on a quarterly or an annual basis, depending on the financing agreement.

In 2015, Oi obtained temporary waivers from creditors benefiting from financial covenants that require Oi to maintain specified ratios of total gross debt-to-EBITDA. Under these waivers, Oi was required to maintain a total gross debt-to-EBITDA ratio of no more than 6.00:1.00 during the waiver period, which expired on December 31, 2015.

Also in 2015, Oi obtained additional temporary waivers from creditors under most of its financing agreements benefiting from financial covenants requiring Oi to maintain specified ratios of total gross debt-to-EBITDA. Under these waivers, Oi was required to maintain a net debt-to-EBITDA of 6.00:1.00 during the waiver period. Most of these waivers cover each measurement date through December 31, 2016, although several of these waivers cover shorter periods. The Company intends to seek additional waivers covering each measurement date through December 31, 2016 from the creditors that have not provided waivers for each measurement date through December 31, 2016.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

In addition, most of the temporary waivers in effect for 2016 require Oi to use the net proceeds from the sale of PT Portugal to reduce its debt or make acquisitions as part of the consolidation of the Brazilian telecommunications industry.

Upon the closing of the financial statements for the year ended December 31, 2015 there was no noncompliance event under any of the Company’s financial ratio covenants that would permit the acceleration of the maturity of other debts.

Committed and unused credit facilities

In December 2014 the Company signed a financing agreement with Banco do Nordeste do Brasil (BNB) in the amount of R$370.6 million to finance part of the investments in the Northeast of Brazil. There was no disbursement from this facility to date.

18.	DERIVATIVE FINANCIAL INSTRUMENTS

	2015	2014
Assets
Currency swaps	6,805,084	2,871,904
Interest rate swaps	445,740	196,017
Non-deliverable forwards (NDFs)	102,329	153,560
Options	33,550

Total	7,386,703	3,221,481

Current	606,387	340,558
Non-current	6,780,316	2,880,923

Liabilities
Currency swaps	1,197,157	413,573
Interest rate swaps	594,433	241,138
Non-deliverable forwards (NDFs)	686,488	12,211
Options	32,265

Total	2,510,343	666,922

Current	1,988,948	523,951
Non-current	521,395	142,971

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

19.	LICENSES AND CONCESSIONS PAYABLE

	2015	2014
SMP	905,601	1,238,209
STFC concessions	12,936	123,731

Total	918,537	1,361,940

Current	911,930	675,965
Non-current	6,607	685,975

Licenses and concessions payable corresponds to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, and STFC service concessions, obtained at public auctions.

The payment schedule is as follows:

2016	911,930
2017	3,147
2018	3,147
2019	313

Total	918,537

20.	TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	2015	2014
Law 11941/09 and Law 12865/2013 tax financing program	791,696	983,904
REFIS II - PAES	3,392	6,326

Total	795,088	990,230

Current	78,432	94,041
Non-current	716,656	896,189

The amounts of the tax refinancing program created under Law 11941/2009, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	2015				2014
	Principal	Fines	Interest	Total	Total
Tax on revenue (COFINS)	176,567	6,762	203,899	387,228	563,846
Income tax	42,576	4,201	54,120	100,897	119,447
Tax on revenue (PIS)	64,756	1,266	38,116	104,138	102,598
Social security (INSS – SAT)	527	2,675	6,679	9,881	13,852
Social contribution	10,414	1,362	13,875	25,651	30,985
Tax on banking transactions (CPMF)	19,196	2,156	26,959	48,311	39,717
Other	44,916	5,238	68,828	118,982	119,785

Total	358,952	23,660	412,476	795,088	990,230

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The payment schedule is as follows:

2016	78,432
2017	90,010
2018	90,010
2019	90,010
2020	90,010
2021 to 2023	270,030
2024 to 2025	86,586

Total	795,088

The tax refinancing plans under Law 11941/2009 and Law 12865/2013 are divided into 180 monthly installments. Companies are required to ensure the timely payment of all the installments and will be excluded from the program if they have three installments outstanding, whether consecutive or otherwise, or fail to pay one installment, if all the others have been paid.

The Company’s and its subsidiaries’ debts included in said tax refinancing programs are divided into several types of debts, determined by the nature (social security or otherwise) and agency responsible for the management of the related debt (either the Brazilian Federal Revenue Service, or RFB, or the National Treasury Attorney General’s Office, or PGFN).

To date, the Company is aware of the consolidation of some of these types of tax refinancing programs, while other are still being consolidated by the RFB or the PGFN and are, therefore, subject to confirmation of the amounts payable in installments and outstanding balances.

Regarding the installment plans already verified by the tax authorities, the Company was notified of the acceptance of revision request filed by one of the Company’s subsidiaries to exclude debts previously settled, resulting in a significant reduction of the outstanding balances related to one of the types of tax refinancing programs. Thus, the Company made some accounting adjustments to adjust the corresponding balances of the line items where such obligations were recognized to the amount verified by the RFB at the end of the consolidation revision procedure, resulting in the reversal of liabilities previously amounting to R$168,541.

The Company and some of its subsidiaries’ joined the new tax installment program governed by Article 2 of Law 12996/2014, under which they can include federal tax debts past due through December 31, 2013. In its application to the new program, the Company elected to pay its debt in 30 monthly installments.

In November 2014 the balances of the tax installment plans entered into by the Company and its subsidiaries under Article 2 of Law 12996/2014 were fully settled as provided for by Article 33 of Law 13043/2014, i.e., the companies offset their own tax loss carryforwards against 70% of their tax debts R$256,118 in Company and R$302,014 on a consolidated basis, and settled the remaining 30% of R$109,765 in Company and R$129,435 on a consolidated basis in cash. The Company and its subsidiaries complied with all the requirements set out in said Law and the administrative order that regulated its enforcement and the related deadlines, including the payment of amounts that had to be paid in cash, while the utilization of tax loss carryforwards is still subject to analysis and confirmation by the Federal Revenue Service.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

21.	PROVISIONS

Broken down as follows:

	Type	2015	2014
	Labor
(i)	Overtime	329,510	471,506
(ii)	Sundry premiums	110,664	131,963
(iii)	Indemnities	99,607	152,113
(iv)	Stability/reintegration	97,783	126,070
(v)	Additional post-retirement benefits	70,942	83,417
(vi)	Salary differences and related effects	38,013	52,852
(vii)	Lawyer/expert fees	25,291	29,382
(viii)	Severance pay	15,016	20,235
(ix)	Labor fines	10,275	15,562
(x)	Employment relationship	6,967	5,717
(xi)	Severance Pay Fund (FGTS)	6,694	9,359
(xii)	Joint liability	610	1,581
(xiii)	Other claims	38,105	55,267

	Total	849,477	1,155,024

	Tax
(i)	State VAT (ICMS)	308,144	363,025
(ii)	Tax on services (ISS)	71,201	71,666
(iii)	INSS (joint liability, fees, and severance pay)	29,394	31,735
(iv)	Tax on net income (ILL)	6,882	20,691
(v)	Other claims	76,736	45,504

	Total	492,357	532,621

	Civil
(i)	Corporate	1,111,742	1,549,525
(ii)	ANATEL	1,148,621	1,104,163
(iii)	Small claims courts	361,474	282,209
(iv)	Other claims	471,295	508,226

	Total	3,093,132	3,444,123

	Total provisions	4,434,966	5,131,768

	Current	1,020,994	1,058,521
	Non-current	3,413,972	4,073,247

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Breakdown of contingent liabilities, by nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	2015	2014
Labor	779,776	1,082,677
Tax	24,047,529	21,059,009
Civil	1,238,279	1,146,745

Total	26,065,584	23,288,431

Summary of movements in provision balances

	Labor	Tax	Civil	Total
Balance at Jan 1, 2014	1,142,274	640,372	3,833,671	5,616,317
Acquisition of investments - PT Portugal	7,471	86,198	48,040	141,709
Inflation adjustment	147,825	(29,680)	115,131	233,276
Additions/(reversals)	116,230	13,895	340,472	470,597

Write-offs for payment/terminations	(250,830)	(82,593)	(848,190)	(1,181,613)
Foreign exchange differences	5	69	36	110
Liabilities on held-for-sale assets	(7,951)	(95,640)	(45,037)	(148,628)
Balance in 2014	1,155,024	532,621	3,444,123	5,131,768
Merger of TmarPart and subsidiaries	6,987	6,130	785	13,902
Inflation adjustment	(15,016)	33,053	158,260	176,297
Additions/(reversals)	(113,636)	44,325	635,928	566,617
Write-offs for payment/terminations	(183,882)	(123,772)	(1,145,964)	(1,453,618)
Balance in 2015	849,477	492,357	3,093,132	4,434,966

Pursuant to our legal counsel’s assessments and based on more complete historic information, we revised the likelihood of unfavorable outcome of a set of labor lawsuits to which the Company is jointly and severally liable to remote, resulting in a decrease in the previously recognized amount.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

We revised the methodology used to calculate the provisions for losses in civil lawsuits—corporate lawsuits involving the financial participation agreements, including statistical techniques, as a result of the higher experience accumulated in the matter. The change in estimates generated a R$325,709 reversal in the provisions for civil contingencies—corporate—in parent and on a consolidated basis, recognized in other operating income (expenses), net.

Summary of the main matters related to the recognized provisions and contingent liabilities

Provisions

Labor

(i)	Overtime - refers to the claim for payment of salary and premiums for alleged overtime hours;

(ii)	Sundry premiums - refer to claims of hazardous duty premium, based on Law 7369/85, regulated by Decree 93412/86, due to the alleged risk from employees’ contact with the electric power grid, health hazard premium, pager pay, and transfer premium;

(iii)	Indemnities - refers to amounts allegedly due for occupational accidents, leased vehicles, occupational diseases, pain and suffering, and tenure;

(iv)	Stability/reintegration - claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment contract without cause;

(v)	Supplementary retirement benefits - differences allegedly due on the benefit salary referring to payroll amounts;

(vi)	Salary differences and related effects - refer mainly to claims for salary increases due to alleged noncompliance with trade union agreements. As for the effects, these refer to the impact of the salary increase allegedly due on the other amounts calculated based on the employee’s salary;

(vii)	Lawyers/expert fees - installments payable to the plaintiffs’ lawyers and court appointed experts, when necessary for the case investigation, to obtain expert evidence;

(viii)	Severance pay - claims of amounts which were allegedly unpaid or underpaid upon severance;

(ix)	Labor fines - amounts arising from delays or nonpayment of certain amounts provided for by the employment contract, within the deadlines set out in prevailing legislation and collective bargaining agreements;

(x)	Employment relationship - lawsuits filed by outsourced companies’ former employees claiming the recognition of an employment relationship with the Company or its subsidiaries by alleging an illegal outsourcing and/or the existence of elements that evidence such relationship, such as direct subordination;

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(xi)	Supplement to FGTS fine - arising from understated inflation, refers to claims to increase the FGTS severance fine as a result of the adjustment of accounts of this fund due to inflation effects.

The Company filed a lawsuit against Caixa Econômica Federal to assure the reimbursement of all amounts paid for this purpose;

(xii)	Joint liability - refers to the claim to assign liability to the Company, filed by outsourced personnel, due to alleged noncompliance with the latter’s labor rights by their direct employers;

(xiii)	Other claims - refer to different litigation including rehiring, profit sharing, qualification of certain allowances as compensation, etc.

Tax

(i)	ICMS - Refers to the provision considered sufficient by management to cover the various tax assessments related to: (a) levy of ICMS and not ISS on certain revenue; (b) claim and offset of credits on the purchase of goods and other inputs, including those necessary for network maintenance; and (c) tax assessments related to alleged noncompliance with accessory obligations.

(ii)	ISS - the Company and TMAR have provisions for tax assessment notices challenged because of the levy of ISS on several value added, technical, and administrative services, and equipment leases.

(iii)	INSS - Provision related basically to probable losses on lawsuits discussing joint liability and indemnities.

(iv)	ILL - TMAR offset the ILL paid up to calendar 1992 based on Federal Supreme Court (“STF”) decisions that declare the unconstitutionality of this tax. However, even though there is case law on the matter, a provision is maintained, as there is no final decision of the criteria for the adjustments of these credits.

(v)	Other claims - Refer basically to provisions to cover Real Estate Tax (IPTU) assessments and several tax assessments related to income tax and social contribution collection.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Civil

(i)	Corporate – Financial Participation Agreements - these agreements were governed by Administrative Rules 415/1972, 1181/1974, 1361/1976, 881/1990, 86/1991, and 1028/1996. Subscribers held a financial interest in the concessionaire after paying in a certain amount, initially recorded as capitalizable funds and subsequently recorded in the concessionaire’s equity, after a capital increase was approved by the shareholders’ meeting, thus generating the issuance of shares. The lawsuits filed against the former CRT - Companhia Riograndense de Telecomunicações, a company acquired by the Company, challenge the way shares were granted to subscribers based on said financial participation agreements.

The Company used to recognize a provision for the risk of unfavorable outcome in these lawsuits based on certain legal doctrine. During 2009, however, decisions issued by appellate courts led the Company to revisit the amount accrued and the risk classification of the relevant lawsuits. The Company, considering obviously the peculiarities of each decision and based on the assessment made by its legal department and outside legal counsel, changed its estimate on the likelihood of an unfavorable outcome from possible to probable. In 2009, the Company’s management, based on the opinions of its legal department and outside legal counsel, revised the measurement criteria of the provision related to the financial interest agreements. Said revision contemplated additional considerations regarding the dates and the arguments of the final and unappealable decisions on ongoing lawsuits, as well as the use of statistical criteria to estimate the amount of the provision for those lawsuits. The Company currently accrues these amounts mainly taking into consideration (i) the criteria above, (ii) the number of ongoing lawsuits by matter discussed, and (iii) the average amount of historical losses, broken down by matter in dispute. In addition to these criteria, in 2013 the courts recognized, in several decisions, the enforcement of the twenty-year statute of limitations for the lawsuits that met this criterion and the Company, based on the opinion of its in-house and outside legal counsel, understands that the likelihood of loss is remote. Therefore, it is not necessary to set up a provision.

At the end of 2010, the website of the Superior Court of Justice (STJ) disclosed news that this court had set compensation criteria to be adopted by the Company to the benefit of the shareholders of the former CRT for those cases new shares, possibly due, could not be issued because of the sentence issued. According to this court judgment news, which does not correspond to a final decision, the criteria must be based on (i) the definition of the number of shares that each claimant would be entitled, measuring the capital invested at the book value of the share reported in the company’s monthly trial balance on the date it was paid-in, (ii) after said number of shares is determined, it must be multiplied by its quotation on the stock exchange at the closing of the trading day the final and unappealable decision is issued, when the claimant becomes entitled to sell or disposed of the shares, and (iii) the result obtain must be adjusted for inflation (IPC/INPC) from the trading day of the date of the final and unappealable decision, plus legal interest since notification. In the case of succession, the benchmark amount will be the stock market price of the successor company.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Based on current information, management believes that its estimate would not be materially impacted as at December 31, 2015, had these criteria already been adopted. There may be, however, significant changes in the items above, mainly regarding the market price of Company shares.

(ii)	ANATEL - refers basically to alleged noncompliance with General Universal Service Targets Plan (“PGMU”), General Quality Targets Plan (“PGMQ”), and the Quality Indicators Regulation (“RIQ”) obligations;

In December 2013, ANATEL approved Resolution 629/2013, which approves the Regulation for the execution and monitoring of the Policy Adjustment Agreements (TAC). The TAC that allow telecommunications operators to request, in the context of proceedings for which no final and unappealable decision has been issued at the administrative level by ANATEL, that such fines be settled through investments in infrastructure, with additional incentives for projects in underdeveloped areas or through direct benefits to consumers, as well as the revision of the policies that resulted in said fines. In April 2015, Oi filed a proposal containing (a) corrective actions for approximately 500 policies that covers almost all the main reasons for the regulatory penalties imposed by ANATEL and (b) an “additional commitment” to offset Oi’s contingencies falling within the scope of the TAC.

Since then, ANATEL is assessing and discussing the content of this proposal with Oi, in compliance with the formalities provided for under the TAC, to meet the premises that drove the approval of this Regulation. Currently, the TAC negotiation process is at its final stage and we expect to sign the agreements on Universal Service and Quality targets in the coming months. Up to December 31, 2015, the proceedings being judged by ANATEL and discussed in the context of the TAC totaled approximately R$5 billion, consisting of fines at several procedural stages—approximately R$3 billion in fines imposed and R$2 billion in estimated fines.

If Oi fails to comply with its commitments set forth in the TAC or discharge the obligations established by ANATEL regulations, it will be subject to penalties, such as: warnings, fines, and, in a worst case scenario, ANATEL’s intervention, temporary suspensions of services, or cancellation of its concessions and licenses. If the TAC does not provide for a specific policy, the related administrative proceeding returns to the ordinary review proceeding, where Oi will discuss with ANATEL its nature and amounts involved, as well as the implementation of corrective measures, if necessary.

In 2015, ANATEL revised the penalization methodologies concerning the main types of infractions, notably User Rights and Guarantees, Quality (targets and indicators), and Station Licensing, and initiated a Public Hearing process for the revision of the Universal Service and Barriers to Inspections methodologies. Oi and the other industry players contributed to the Public Consultations conducted by ANATEL on these matters by emphasizing the need for improvement that can contribute to penalty fairness that ensures the educational nature of penalties and the economic feasibility of the operators, thus reducing disputes in courts and favoring the expansion of industry investments. As at December 31, 2015, the Company had fines outside the jurisdiction of ANATEL that were determined under the former penalty calculation methodology and are being discussed in

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

courts. The Company disagrees and is challenging some of the alleged noncompliance events, and is also challenging the unfairness of the amount of some imposed fines in light of the pinpointed noncompliance event.

(iii)	Small claims courts - claims filed by customers for which the individual indemnification compensation amounts do not exceed the equivalent of forty minimum wages; and

(iv)	Other claims - refer to several ongoing lawsuits relating to contract terminations, certain agencies requesting the reopening of customer service centers, compensation claimed by former suppliers and building contractors, in lawsuits filed by equipment vendors against Company subsidiaries, revision of contractual terms and conditions due to changes introduced by a plan to stabilize the economy, and litigation mainly involving discussions on the breach of contracts, to which management and its legal counsel attribute a probable likelihood of an unfavorable outcome, etc.

Contingent liabilities

The Company and its subsidiaries are also parties to several lawsuits in which the likelihood of an unfavorable outcome is classified as possible, in the opinion of their legal counsel, and for which no provision for contingent liabilities has been recognized.

The main contingencies classified with possible likelihood of an unfavorable outcome, according to the Company´s management’s opinion, based on its legal counsel’s assessment, are summarized below:

Labor

Refer to several lawsuits claiming, but not limited to, the payment of salary differences, overtime, hazardous duty and health hazard premium, and joint liability, which total approximately R$779,776 (R$1,082,677 in 2014).

Tax

The main ongoing lawsuits have the following matters:

(i)	ICMS - several ICMS assessment notifications, including two main matters: ICMS levied on certain revenue from services already subject to ISS or which are not part of the ICMS tax base, and utilization of ICMS credits claimed on the purchase of goods and other inputs, in the approximate amount of R$10,144,485 (R$7,554,421 in 2014);

(ii)	ISS - alleged levy of this tax on subsidiary telecommunications services and discussion regarding the classification of the services taxed by the cities listed in Supplementary Law 116/2003, amounting approximately to R$2,908,031 (R$2,588,849 in 2014);

(iii)	INSS - tax assessments to add amounts to the contribution salary allegedly due by the Company, amounting approximately to R$1,029,470 (995,994 in 2014); and

(iv)	Federal taxes - several tax assessment notifications regarding basically the disallowances made on the calculation of taxes, errors in the completion of tax returns, transfer of PIS and COFINS and FUST related to changes in the interpretation of these taxes tax bases by ANATEL. These lawsuits amount approximately to R$9,965,543 (R$9,919,745 in 2014).

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Civil

The main ongoing lawsuits do not have any court decision which has been issued, and are primarily related, but not limited to, challenging of network expansion plans, compensation for pain and suffering and material damages, collection lawsuits, and bidding processes. These lawsuits total approximately R$1,238,279 (R$1,146,745 in 2014).

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The total adjusted amount of contracted guarantees and guarantee insurance, effective at December 31, 2015, corresponds to R$5,394,597 (R$5,816,071 in 2014), Company, and R$15,577,522 (R$16,488,245 in 2014), on a consolidated basis. The commission charges on these contracts are based on market rates.

22.	OTHER PAYABLES

	2015	2014
Unearned revenues	1,990,577	2,388,086
Advances from customers	767,905	635,681
Provisions for indemnities payable (Note 28)	668,534
Payable for the acquisition of equity interest	382,230	408,978
Consignation to third parties	43,160	43,062
Provision for asset decommissioning	15,437	14,835
Other	356,088	46,229

Total	4,223,931	3,536,871

Current	1,219,624	1,021,719
Non-current	3,004,307	2,515,152

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

23.	EQUITY

(a)	Share capital

Subscribed and paid-in capital is R$21,438,374 (R$21,438,220 at December 31, 2014), represented by the following no-par value shares:

	Number of shares (in thousands)
	2015	2014
Total capital in shares
Common shares	668,034	286,155
Preferred shares	157,727	572,317

Total	825,761	858,472

Treasury shares
Common shares	148,282	8,425
Preferred shares	1,812	7,281

Total	150,094	15,706

Outstanding shares
Common shares	519,752	277,730
Preferred shares	155,915	565,036

Total outstanding shares	675,667	842,766

The Company is authorized to increase its capital under a Board of Directors’ resolution, in common and preferred shares, up to the share capital ceiling of R$34,038,701,741.49, within the legal ceiling of 2/3 for the issuance of new nonvoting preferred shares.

By resolution of the Shareholders’ Meeting or Board of Directors’ Meeting, the Company’s capital can be increased by capitalizing retained earnings or reserves previously set up for this purpose by the Shareholders’ Meeting. Under these conditions, the capitalization can be made without any change in the number of shares.

Capital is represented by common and preferred shares with nono par value. The Company is not required to maintain the current proportion of common to preferred share on capital increases.

By resolution of the Shareholders’ Meeting or the Board of Directors, the preemptive right on issuance of shares, warrants or convertible debentures can be cancelled in the cases provided for in Article 172 of the Brazilian Corporate Law.

On February 25, 2015 the Board of Directors approved a capital increase of R$154 without the issue of new shares, through the capitalization of the investment reserve.

In October 2015, the voluntary conversion of Company preferred shares into common shares was completed (Note 1).

On August 12, 2015, ANATEL granted a license to proceed with the capital reduction to offset the accumulated losses amounting to R$4,024,184. The Company has not yet conducted this capital reduction.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(b)	Treasury shares

Treasury shares as at December 31, 2015 originate from the corporate events that took place in the first quarter of 2015, the second quarter of 2014, and the first half of 2012, described below:

(i)	on February 27, 2012, the Extraordinary Shareholders’ Meeting of Oi S.A. approved the Merger Protocol and Justification of Coari with and into the Company and, as a result, the cancelation of the all the treasury shares held by the Company on that date;

(ii)	on February 27, 2012, the Extraordinary Shareholders’ Meeting of Oi S.A. approved the Merger Protocol and Justification of TNL with and into the Company, and the Company’s shares then held by TNL, as a result of the merger of Coari with and into the Company, were canceled, except for 24,647,867 common shares that remained in treasury;

(iii)	starting April 9, 2012, Oi paid the reimbursement of shares to withdrawing shareholders.

(iv)	As a result of the Company’s capital increase approved by the Board of Directors on April 30 and May 5, 2014, and due to subscription made by Pharol in PT Portugal assets, R$263,028 was reclassified to treasury shares.

(v)	Under the exchange agreement entered into with Pharol on September 8, 2014 (Note 29), approved at Pharol’s extraordinary shareholders’ meeting, by the CVM, and at Oi’s extraordinary shareholders’ meeting, on March 30, 2015 the Company conducted a share exchange under which Pharol delivered to PTIF Oi shares divided into 474,348,720 OIBR3 shares and 948,697,440 OIBR4 shares (47,434,872 and 94,869,744 after the reverse stock split, respectively); in exchange, the Company delivered Rio Forte securities to PT SGPS, in the total principal amount of R$3,163 million (€897 million).

The treasury shares position corresponding to items (i), (ii) and (iii) referred to above, not taking into consideration item (iv) because this refers to a reclassification derived from cross-shareholdings, is as follows:

	Common shares (*)	Amount	Preferred shares (*)	Amount
Balance at Jan 1, 2014	84,251	880,378	72,808	1,224,146
Reverse share split	(75,826)		(65,527)
Balance in 2014	8,425	880,378	7,281	1,224,146
Share exchange	47,435	1,054,513	94,870	2,109,026
Share conversion	92,422		(100,339)
Balance in 2015	148,282	1,934,891	1,812	3,333,172

(*)	Number of shares in thousands

	2015	2014
Historical cost in purchase of treasury shares (R$ per share)
Weighted average	13.40	13.40
Minimum	3.79	3.79
Maximum	15.25	15.25

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Fair value of treasury shares

The fair value of treasury shares at the end of the reporting period was as follows:

	2015		2014
	Preferred shares	Common shares	Preferred shares	Common shares
Number of treasury shares (in thousands)	1,812	148,282	7,281	8,425
Quotation per share on BOVESPA (R$)	1.95	2.4	8.61	9.15
Market value	3,533	355,877	62,689	77,089

The table below shows the deduction of the amount of treasury shares from the reserve used in the repurchase:

	2015	2014
Carrying amount of capital reserves	7,016,003	3,977,623
Treasury shares	(5,531,092)	(2,367,552)
Balance, net of treasury shares	1,484,911	1,610,071

(c)	Capital reserves

Capital reserves are recognized pursuant to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item to goodwill recorded in assets, as provided for by CVM Instruction 319/1999.

Special merger reserve: net assets: represented by: (i) the net assets merged by the Company under the corporate reorganization approved on February 27, 2012 amounting to R$2,309,296; (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015 amounting to R$122,412 include, primarily, R$20,349 in Cash and cash equivalents, R$112,961 in Deferred taxes, and R$11,166 in Borrowings, pursuant to the provisions of CVM Instruction 319/1999 (Note 1).

Regarding TmarPart’s net assets, as at June 30, 2015 TmarPart’s recognized in its balance sheet a gain on property, plant and equipment and intangible assets appreciation amounting to R$6,347 million, net of taxes. Based on the events that occurred between June 30, 2015 and the merger date, September 1, 2015, the external technical opinions obtained by the Company, and taking into account the lack of a specific accounting standard on mergers of entities under common control and the accounting practices adopted in Brazil, and the existence of interpretations indicating that upon a merger maintaining or reversing an asset appreciation gain is an accounting policy option, the Company did not recognize said asset appreciation gain in its balance sheet. As prescribed by ICPC 09 (R2), paragraphs 77 and 78 and CVM Instruction 319/1999, the Company filed with the CVM a technical inquiry and no reply had been obtained by the date these financial statements were approved. The Company reports herein that the recognition of the asset appreciation gain in its balance sheet as at December 31, 2015 would increase of total assets and equity by R$1,869 million and R$1,233 million, respectively, and decrease profit for the year ended December 31, 2015 by R$R$4,993 million, net of taxes, basically as a result of the relevant amortization for the year (R$234 million) and the recognition of an impairment loss (R$4,759 million), net of taxes.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Investment grant reserve: recognized due to the investment grants received before the beginning of FY 2008 as a balancing item to an asset received by the Company.

Law 8200/91 special inflation adjustment reserve: recognized due to the special inflation adjustments to capital assets, the purpose of which was to offset distortions in inflation adjustment indices prior to 1991.

Interest on works in progress: consists of the balancing item to interest on works in progress incurred through December 31, 1998.

Other capital reserves: consist of the funds invested in income tax incentives before the beginning of FY 2008.

(d)	Profit reserves

Profit reserves are recognized pursuant to the following practices:

Legal reserve: allocation of 5% of profit for the year up to the limit of 20% of capital. This allocation is optional when the legal reserve plus the capital reserves exceeds 30% of capital. This reserve is only used for capital increases or offset losses.

Investments reserve: consists of the balances of profit for the year, adjusted pursuant to Article 202 of Law 6404/76 and allocated after the payment of dividends. The profits for the year used to recognize this reserve were fully allocated as retained earnings by the related shareholders’ meetings in light of the Company’s investment budget and in accordance with Article 196 of the Brazilian Corporate Law.

On February 25, 2015, the Board of Directors approved the capitalization of the investment reserve balance totaling R$1,933,354, as follows: (i) R$154 to capital increase and (ii) R$1,933,200 to recognize the capital reserves, without the issue of new shares.

(e)	Dividends and interest on capital

Dividends are calculated pursuant to the Company’s Bylaws and the Brazilian Corporate Law. Mandatory minimum dividend are calculated in accordance with Article 202 of Law 6404/76, and preferred or priority dividends are calculated pursuant to the Company’s Bylaws.

Preferred shares are nonvoting, except in the cases specified in paragraphs 1-3 of Article 12 of the Bylaws, but are assured priority in the payment of the noncumulative minimum dividends equal to the higher of 6% per year of the amount obtained by dividing capital stock by the total number of shares of the Company or 3% per year of the amount obtained by dividing book equity by the total number of shares of the Company.

By decision of the Board of Directors, the Company can pay or credit, as dividends, interest on capital pursuant to Article 9, paragraph 7, of Law 9249/1995. The interest paid or credited will be offset against the annual mandatory minimum dividend amount, pursuant to Article 43 of the Bylaws.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

At the Company’s Annual Shareholders’ Meeting held on April 29, 2015 the allocation of loss for 2014, amounting to R$4,407,711, was approved as follows: (i) offset against the legal reserve amounting to R$383,527 and R$4,024,184 to accumulated losses.

The Company reported loss for the year ended December 31, 2015 amounting to R$4,934,908. On March 23, 2016 the Board of Directors approved the Company profit allocation proposal, subject to approval by the Annual Shareholders’ Meeting, to line item accumulated losses.

The mandatory minimum dividends, which are calculated pursuant to Article 202 of Law 6404/1976 (Brazilian Corporate Law), were not calculated because the Company reported losses in 2015 and 2014.

(f)	Share issue costs

This line item includes the share issue costs net of taxes amounting to R$377,429, of which R$194,464 is taxes. These costs are related to the following corporate transactions: (1) capital increase, in accordance with the plan for the business combination between the Company and Pharol and (2) the corporate reorganization of February 27, 2012, and (3) merger of TmarPart with and into Oi. These costs directly attributable to the mentioned events are basically represented by expenses on the preparation of prospectus and reports, third-party professional services, fees and commissions, transfer costs, and registration costs.

(g)	Other comprehensive income

We recognize in this line item other comprehensive income, which includes hedge accounting gains and losses, actuarial gains and losses, foreign exchange differences arising on translating the net investment in foreign subsidiaries, including exchange differences in intragroup loans that are part of the net investment in foreign subsidiaries, reclassification adjustments, and the tax effects related to these components, which are not recognized in the statement of profit or loss.

The financial statements form filed with CVM’s Empresas.Net system presents in the balance sheet only with the ‘Valuation adjustment to equity’ and ‘Other comprehensive income’ line items - equity (and not line items ‘Share issue costs’ and ‘Changes in equity interest percentage’) and the statement of changes in equity only the ‘Other comprehensive income’ line item (not presenting the ‘Valuation adjustment to equity’ or ‘Changes in equity interest percentage’ line items).

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

As a result, the effects discussed in the topic above are presented in aggregate in the relevant existing line items, referred to above, as shown below:

	Other comprehensive income	Share issue costs	Obligations in equity instruments	Changes in equity interest percentage	Total
Balance at Jan 1, 2014	(91,531)	(56,547)		3,916	(144,162)
Share issue costs		(253,045)			(253,045)
Hedge accounting gain	128,982				128,982
Subsidiaries’ hedge accounting gain	(6,191)				(6,191)
Actuarial loss	58,885				58,885
Subsidiaries’ actuarial loss	(714,654)				(714,654)
Exchange gains on investment abroad	441,899				441,899
Exchange gains on subsidiaries’ investment abroad	132,993				132,993
Obligations in equity instruments			(2,894,619)		(2,894,619)
Other comprehensive income	94,743				94,743
Balance in 2014	45,126	(309,592)	(2,894,619)	3,916	(3,155,169)
Merger of TmarPart		(33,692)			(33,692)
Hedge accounting losses	(468,984)				(468,984)
Subsidiaries’ hedge accounting losses	(57,662)				(57,662)
Actuarial loss	(44,108)				(44,108)
Subsidiaries’ actuarial gain transferred to accumulated losses	715,680				715,680
Exchange gains on investment abroad	1,332,415				1,332,415
Exchange gains on subsidiaries’ investment abroad	380,371				380,371
Obligations in equity instruments			(268,921)		(268,921)
Exchange of treasury shares			3,163,540		3,163,540
Cost of share conversion		(34,145)			(34,145)
Other comprehensive income	144,735				144,735
Comprehensive income transferred to (loss) profit for the year	(1,709,347)				(1,709,347)
Balance in 2015	338,226	(377,429)		3,916	(35,287)

(h)	Basic and diluted earnings (losses) per share

The Company’s Bylaws award different rights to holders of common and preferred shares with respect to dividends, voting rights, and in case of liquidation of the Company. Accordingly, basic and diluted earnings (losses) per share were calculated based on profit for the year available to common and preferred shareholders.

Basic

Basic earnings (losses) per share are calculated by dividing the profit (loss) attributable to the owners of the Company, available to common and preferred shareholders, by the weighted average number of common and preferred shares outstanding during the year.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Diluted

Diluted earnings (losses) per share are calculated by adjusting the weighted average number of outstanding common and preferred shares, to estimate the dilutive effect of all convertible securities. Currently we do not have any potentially dilutive shares.

The table below shows the calculations of basic and diluted earnings (losses) per share:

	2015	2014	2013
Profit (loss) from continuing operations	(6,003,050)	6,828	1,493,015
Loss for the year from discontinued operations (net of taxes)	1,068,142	(4,414,539)
Loss attributable to owners of the Company	(4,934,908)	(4,407,711)	1,493,015

Loss allocated to common shares - basic and diluted	(2,126,657)	(1,446,417)	468,615
Loss allocated to preferred shares – basic and diluted	(2,808,251)	(2,961,294)	1,024,400

Weighted average number of outstanding shares (in thousands of shares)
Common shares – basic and diluted	314,518	202,312	51,476
Preferred shares – basic and diluted	415,321	414,200	112,527

Loss per share (in reais):
Common shares – basic and diluted	(6.76)	(7.15)	9.10
Preferred shares – basic and diluted	(6.76)	(7.15)	9.10

Earnings (loss) per share – continuing operations:
Common shares – basic and diluted	(8.23)	0.01	9.10
Preferred shares – basic and diluted	(8.23)	0.01	9.10

Earnings (losses) per share – discontinued operations:
Common shares – basic and diluted	1.46	(7.16)
Preferred shares – basic and diluted	1.46	(7.16)

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

24.	EMPLOYEE BENEFITS

(a)	Pension funds

The Company and its subsidiaries sponsor retirement benefit plans (“pension funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries. The table below shows the existing pension plans at December 31, 2015.

Benefit plans	Sponsors	Manager

TCSPREV	Oi, Oi Móvel, BrT Multimídia and Oi Internet	FATL
BrTPREV	Oi, Oi Móvel, BrT Multimídia and Oi Internet	FATL
TelemarPrev	Oi, TMAR, Oi Móvel and Oi Internet	FATL
PAMEC	Oi	Oi
PBS-A	TMAR and Oi	Sistel
PBS-Telemar	TMAR	FATL
PBS-TNCP	Oi Móvel	Sistel
CELPREV	Oi Móvel	Sistel
PAMA	Oi and TMAR	Sistel

Sistel – Fundação Sistel de Seguridade Social

FATL – Fundação Atlântico de Seguridade Social

For purposes of the pension plans described in this note, the Company can also be referred to as the “Sponsor”.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period. For the year ended December 31, 2015, the actuarial valuations were performed by Mercer Human Resource Consulting Ltda. The Bylaws provide for the approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is governed by the agreements entered into with the pension fund entities, with the agreement of the National Pension Plan Authority (PREVIC), as regards the specific plans. PREVIC is the official agency that approves and oversees said plans.

The sponsored defined benefit plans are closed to new entrants because they are close-end pension funds. Participants’ and the sponsors’ contributions are defined in the funding plan.

Actuarial liabilities are recognized for the sponsored defined benefit plans that report an actuarial deficit. For the plans that report an actuarial surplus, assets are recorded when there is an express authorization for offsetting them against future employer contributions.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Provisions for pension funds

Refer to the recognition of the actuarial deficit of the defined benefit plans, as shown below:

	2015	2014
BrTPREV plans	399,754	473,554
PAMEC plan	2,585	2,981
Financial obligations - BrTPREV plan (i)	141,681

Total	544,020	476,535

Current	144,589	129,662
Non-current	399,431	346,873

(i)	Represented by the agreement of financial obligations, entered into by the Company and Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. This obligation represents the additional commitment between the provision recognized pursuant to the rules of CPC 33 (CVM 695) and the financial obligations agreement calculated based on the laws applicable to close-end pension funds, regulated by PREVIC.

Specifically in 2015, the real interest rate adopted under CPC 33 rules was significantly higher than the PREVIC interest rate which led to a significant gain in the obligation, recognized in other comprehensive income by the Company.

Assets recognized to be offset against future employer contributions

The Company recognized TCSPREV Plan assets related to: (i) sponsor contributions which participants that left the Plan are not entitled to redeem; and (ii) part of the Plan’s surplus attributed to the sponsor.

The assets recognized are used to offset future employer contributions. These assets are broken down as follows:

	2015	2014
TCSPREV plan	129,881	47,496

Total	129,881	47,496

Current	753	1,744
Non-current	129,128	45,752

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Characteristics of the sponsored pension plans

1)	FATL

FATL, closed-end, multiple sponsor, multiple plan pension fund, is a nonprofit, private pension-related entity, with financial and administrative independence, headquartered in Rio de Janeiro, State of Rio de Janeiro, engaged in the management and administration of pension benefit plans for the employees of its sponsors.

Plans

(i)	BrTPREV

Variable contribution pension Benefit Plan, enrolled with the National Register of Benefit Plans (CNPB) under No. 2002.0017-74.

The monthly, mandatory Basic Contribution of the BrTPREV group Participants corresponds to the product obtained, in whole numbers, by applying a percentage to the Contribution Salary (SP), according to the Participant’s age and option, as follows: (i) Age up to 25 years old - Basic Contribution cohort of 3 and 8 percent of the SP; (ii) Age 26 to 30 years old - Basic Contribution cohort of 4 to 8 percent of the SP; (iii) Age 31 to 35 years old - Basic Contribution cohort of 5 to 8 percent of the SP; (iv) Age 36 to 40 years old - Basic Contribution cohort of 6 to 8 percent of the SP; (v) Age 41 to 45 years old - Basic Contribution cohort of 7 to 8 percent of the SP; and (vi) Age 46 years old or more - Basic Contribution cohort of 8 percent of the SP.

The monthly Contribution of the Fundador/Alternativo group (merged) Participants corresponds to the sum of: (i) 3 percent charged on the Contribution Salary; (ii) 2 percent charged on the Contribution Salary that exceeds half of the highest Official Pension Scheme Contribution Salary, and (iii) 6.3 percent charged on the Contribution Salary that that exceeds the highest Official Pension Scheme Contribution Salary.

A BrTPREV group Participant’s Voluntary Contribution corresponds to the product obtained, in whole numbers, by applying a percentage of up 22 percent, elected by the Participant, to the Participation Salary. The Sporadic Contribution of a BrTPREV group Participant is optional and both its amount and frequency are freely chosen by the Participant, provided it is not lower than one (1) UPBrT (BrT’s pension unit). The Sponsor does not make any counterpart contribution to the Participant’s Voluntary or Sporadic Contribution.

The Plan’s Charter provides for contribution parity by the Participants and the Sponsors. The plan is funded under the capitalization approach.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(ii)	PBS-Telemar

Defined contribution pension Benefit Plan, enrolled with the CNPB under No. 2000.0015-56. The contributions from Active Participants of the PBS-Telemar Benefit Plan correspond to the sum of: (i) 0.5 to 1.5 percent of the Contribution Salary (according to the participant’s age on enrollment date); (ii) 1% of Contribution Salary that exceeds half of one Standard Unit; and (iii) 11% of the Contribution Salary that exceeds one Standard Unit. The Sponsors’ contributions are equivalent to 8% of the payroll of active participants of the plan. The plan is funded under the capitalization approach.

(iii)	TelemarPrev

Variable contribution pension Benefit Plan, enrolled with the CNPB under No. 2000.0065-74.

A participant’s regular contribution is comprised of two portions: (i) basic - equivalent to 2% of the contribution salary; and (ii) standard - equivalent to 3% of the positive difference between the total contribution salary and the social security contribution. The additional extraordinary contributions from participants are optional and can be made in multiples of 0.5% of the Contribution Salary, for a period of not less than six (6) months. Nonrecurring extraordinary contributions from a participant are also optional and cannot be lower than 5% of the Contribution Salary ceiling.

The Plan’s Charter requires the parity between participants’ and sponsors’ contributions, up to the limit of 8% of the Contribution Salary, even though a sponsor is not required to match Extraordinary Contributions made by participants. The plan is funded under the capitalization approach.

(iv)	TCSPREV

Variable contribution pension Benefit Plan, enrolled with the CNPB under No. 2000.0028-38.

The monthly, mandatory Basic Contribution of the TCSPREV group Participants corresponds to the product obtained, in whole numbers, by applying a percentage, chosen by the Participant, to the Contribution Salary (SP) as follows: (i) Age up to 25 years old - basic contribution cohort of 3 and 8 percent of the SP; (ii) Age 26 to 30 years old - basic contribution cohort of 4 to 8 percent of the SP; (iii) Age 31 to 35 years old - basic contribution cohort of 5 to 8 percent of the SP; (iv) Age 36 to 40 years old - basic contribution cohort of 6 to 8 percent of the SP; (v) Age 41 to 45 years old - basic contribution cohort of 7 to 8 percent of the SP; and (vi) Age 46 years old or more - basic contribution cohort of 8 percent of the SP.

The TCSPREV group Participant’s Voluntary Contribution corresponds to the product obtained, in whole numbers, by applying a percentage of up 22%, elected by the Participant, to the Participation Salary. The Sporadic Contribution of a Participant is optional and both its amount and frequency are freely chosen by the Participant, provided it is not lower than one (1) UPTCS (TCSPREV’s pension unit). The Sponsor does not make any counterpart contribution to the Participant’s Voluntary or Sporadic contribution.

The Plan’s Charter provides for contribution parity by the Participants and the Sponsors. The plan is funded under the capitalization approach.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

2)	SISTEL

Sistel is a nonprofit, private welfare and pension entity, established in November 1977, which is engaged in creating private plans to grant benefits in the form of lump sums or annuities, supplementary or similar to the government retirement pensions, to the employees and their families who are linked to Sistel’s sponsors.

Plans

(i)	PBS-A

Defined benefit plan jointly sponsored with other sponsors associated to the provision of telecommunications services and offered to participants who held the status of beneficiaries on January 1, 2000.

Contributions to the PBS-A are contingent on the determination of an accumulated deficit. As at December 31, 2015, date of the last actuarial valuation, the plan presented a surplus.

(ii)	PBS-TNCP

Defined benefit plan. The contributions to the PBS-TNCP plan are set based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil. The plan is funded under the capitalization approach.

The pension benefit is defined as the difference between 90% of average salary of the previous 36 months, adjusted for inflation up to the retirement date, and the retirement benefit paid by the INSS.

PBS-TNCP has been closed to new participants since April 2004.

(iii)	CELPREV

In 2004, Amazônia (merged with and into TNL PCS) obtained from PREVIC the approval to create a new Pension Plan. The variable contribution plan, called CelPrev Amazônia (“CELPREV”), was offered to the employees who did not participate of the PBS-TNCP plan, and to new employees hired by its subsidiary. The participants of the PBS-TNCP plan were offered the possibility and encouraged to migrate to the CELPREV plan.

A participant can make three types of contributions: (i) basic regular contribution: percentage ranging from 0 to 2 percent of his/her contribution salary; (ii) additional regular contribution: percentage from 0 to 6 percent of the share of his/her contribution salary that exceeds one Standard Reference Unit of the Plan; and (iii) voluntary contribution: percentage of the contribution salary freely chosen by the participant.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The sponsor can make four types of contributions: (i) basic regular contribution: contribution equal to the participant’s basic regular contribution, less the contributions made to fund sick pay and administrative expenses; (ii) additional regular contribution: equal to the participant’s additional regular contribution, less the contributions to administrative expense; (iii) nonrecurring contribution: made voluntarily and with the frequency set by the sponsor; and (iv) special contribution: contribution intended exclusively for the sponsor’s employees who are not part of the PBS plan and who have joined the plan within 90 days from the effective date of CELPREV.

(v) PAMA

PAMA is a healthcare plan for retired employees aimed at providing medical care to beneficiaries, with copayments by and contributions from the latter, provided that linked to the pension benefit plans managed by Sistel.

Up to 2014, the Company did not consider the assets and liabilities of the PAMA plan because it is multi-sponsored and similar to defined contribution plans (benefits paid are limited to the amount of the contributions received by the plan), and there are no other obligations in addition to the existing balances.

However, as from the issue of National Supplementary Healthcare Agency’s position that Sistel is a sponsor of the healthcare plan as defined by Law 9656/1998 and as a result does not qualify as a Healthcare plan operator, Sistel is liable for some plan obligations, even though it is not make entitled to revenue from the corresponding contributions. Thus, it is no longer possible to qualify this plan as a defined contribution plan.

In October 2015, in compliance with a court order, Sistel transferred the surpluses of the PBS-A benefits plan, amounting to R$3,042 million, to ensure the solvency of the plan PAMA. Of the total amount transferred, R$2,127 million is related to the plans sponsored by the Company, apportioned proportionally to the obligations of the defined benefit plan. The amount was established based on actuarial studies prepared by an outside consulting firm using assumptions consistent with the population of PAMA users and the projection of medical expenses increase inherent to this population. Beginning on the issue of said court order, the Company started to calculate and disclose information on the PAMA actuarial obligations, pursuant to CPC 33 (CVM 695) criteria.

3)	PAMEC-BrT - Assistance plan managed by the Company

Defined benefit plan intended to provide medical care to the retirees and survivor pensioners linked to the TCSPREV pension plan managed by FATL.

The contributions for PAMEC-BrT were fully paid in July 1998, through a bullet payment. However, as this plan is now administrated by the Company, after the transfer of management by Fundação 14 in November 2007, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in the Company’s liabilities.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Status of the sponsored plans, revalued at the end of the reporting period

Changes in the actuarial obligations, fair value of assets and amounts recognized in the balance sheet

	2015
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS- Telemar	TelemarPrev	PBS-A	PBS- TNCP	CELPREV	PAMEC	PAMA
Present value of actuarial obligation at beginning of year	2,023,850	502,433	247,833	2,882,010	3,869,773	25,842	94	2,981
Interest on actuarial liabilities	228,738	57,066	28,089	328,289	436,170	2,940	10	344
Cost of current service	142	586	80	2,785		62	4
Participant contributions made in the year			42			18	1
Benefits paid, net	(177,696)	(44,535)	(19,942)	(219,465)	(374,476)	(1,967)		(122)
Recognition of actuarial obligation									1,319,081
Result of the benefit obligation allocated to other comprehensive income	(74,280)	(18,421)	(11,955)	(201,072)	(179,054)	(1,977)	(20)	(618)
Present value of actuarial obligation at end of year	2,000,754	497,129	244,147	2,792,547	3,752,413	24,918	89	2,585	1,319,081
Fair value of assets at beginning of year	1,550,295	1,434,836	257,937	3,118,897	7,452,866	48,794	2,367
Return of plan assets	180,363	167,370	29,293	356,313	860,049	5,658	279
Amortizing contributions received from sponsor	139,935
Regular contributions received by plan			113			35	4	122
Sponsor			71			17	3	122
Participants			42			18	1
Payment of benefits	(177,696)	(44,535)	(19,942)	(219,465)	(374,476)	(1,967)		(122)
Increase (decrease) as a result of the transfer of funds (*)					(2,126,677)				2,473,257
Result of the benefit obligation allocated to other comprehensive income	(91,897)	914	10,223	19,740	576,932	(2,251)	(149)
Fair value of plan assets at yearend	1,601,000	1,558,585	277,624	3,275,485	6,388,694	50,269	2,501		2,473,257
(=) Net actuarial liability/(asset) amount	399,754	(1,061,456)	(33,477)	(482,938)	(2,636,281)	(25,351)	(2,412)	2,585	(1,154,176)
Effect of the asset/onerous liability recognition ceiling		931,575	33,477	482,938	2,636,281	25,351	2,412		1,154,176
(=) Recognized net actuarial liability/(asset)(1)	399,754	(129,881)						2,585

(*)	Amount apportioned proportionally to the obligation of the defined benefit plan. In PAMA adds the amount of the existing net assets at the date of the actuarial obligation is recognized.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	2014
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS- Telemar	TelemarPrev	PBS-A	PBS- TNCP	CELPREV	PAMEC
Present value of actuarial obligation at beginning of year	1,941,701	481,055	235,884	2,722,942	3,727,809	24,197	117	3,417
Interest on actuarial liabilities	219,629	54,689	26,755	310,463	420,619	2,758	13	396
Cost of current service	230	797	121	3,589		58	5
Participant contributions made in the year			52			56	2
Benefits paid, net	(167,661)	(36,569)	(18,507)	(216,057)	(354,808)	(1,835)		(110)
Result of the benefit obligation allocated to other comprehensive income	29,950	2,461	3,528	61,073	76,153	608	(43)	(722)
Present value of actuarial obligation at end of year	2,023,849	502,433	247,833	2,882,010	3,869,773	25,842	94	2,981
Fair value of assets at beginning of year	1,301,556	1,442,656	264,224	3,203,900	6,968,153	45,312	1,668
Return of plan assets	151,143	168,446	30,117	367,360	803,952	5,258	197
Amortizing contributions received from sponsor	123,304
Regular contributions received by plan			129			77	7	110
Sponsor			77			21	5	110
Participants			52			56	2
Payment of benefits	(167,661)	(36,569)	(18,507)	(216,057)	(354,808)	(1,835)		(110)
Result of the benefit obligation allocated to other comprehensive income	141,953	(139,697)	(18,026)	(236,306)	35,569	(18)	495
Fair value of plan assets at yearend	1,550,295	1,434,836	257,937	3,118,897	7,452,866	48,794	2,367
(=) Net actuarial liability/(asset) amount	473,554	(932,403)	(10,104)	(236,887)	(3,583,093)	(22,952)	(2,273)	2,981
Effect of the asset/onerous liability recognition ceiling		884,907	10,104	236,887	3,583,093	22,952	2,273
(=) Recognized net actuarial liability/(asset)(1)	473,554	(47,496)						2,981

(1)	The Company determines the amount available to deduct from future contributions according to the applicable legal provisions and the benefit plan charter. The amount of the asset linked to the TCSPREV plan recognized in the Company’s financial statements, totaling R$129,881 (R$47,496 in 2014), does not exceed the present value of future contributions.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Expenses (revenue) components of the benefits

	2015
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS- Telemar	TelemarPrev	PBS-A	PBS- TNCP	CELPREV	PAMEC	PAMA
Cost of current service	142	586	80	2,785		62	4	345
Interest on actuarial liabilities	228,738	57,066	28,089	328,289	436,170	2,940	10
Return on plan assets	(180,363)	(167,369)	(29,293)	(356,313)	(860,049)	(5,658)	(279)
Interest on onerous liability		104,684	1,195	28,024	324,316	2,715	269
Effect of the unrecognized net actuarial asset			(71)	(2,785)	99,563	(59)	(4)	345
Expenses (income) recognized in income statement	48,517	(5,033)						(618)
Expenses (income) recognized in other comprehensive income	17,617	(77,352)			1,185,495				1,154,176
Effect of the unrecognized net actuarial asset					(1,185,495)				(1,154,176)

Total expenses (income) recognized	66,134	(82,385)						(273)

	2014
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS- Telemar	TelemarPrev	PBS-A	PBS- TNCP	CELPREV	PAMEC
Cost of current service	230	797	121	3,589		58	5	396
Interest on actuarial liabilities	219,629	54,689	26,755	310,463	420,619	2,758	13
Return on plan assets	(151,143)	(168,446)	(30,117)	(367,360)	(803,951)	(5,258)	(197)
Interest on onerous liability		105,501	3,353	56,897	295,371	2,498	184
Effect of the unrecognized net actuarial asset			(112)	(3,589)	87,961	(56)	(5)
Expenses (income) recognized in income statement	68,716	(7,459)						396
Expenses (income) recognized in other comprehensive income	(112,003)	29,756			10,116	(35)		(723)
Effect of the unrecognized net actuarial asset					(10,116)	35

Total expenses (income) recognized	(43,287)	22,297						(327)

The sponsors’ contributions to the pension plans managed by FATL and SISTEL estimated for 2016 amount R$144,598 and R$30, respectively.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Main actuarial assumptions adopted

	2015
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNCP	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	13.10%	13.10%	13.10%	13.10%	13.10%	13.10%	13.10%	13.10%	13.10%
Estimated inflation rate	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%
Estimated nominal salary increase index	5.5% to 6.12%	5.5% to 6.00%	5.50%	5.5% to 7.09%	N.A.	10.61%	5.50%	N.A.	N.A.
Estimated nominal benefit growth rate	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	N.A.	N.A.
Total expected rate of return on plan assets	13.10%	13.10%	13.10%	13.10%	13.10%	13.10%	13.10%	N.A.	13.10%
General mortality biometric table	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000
Biometric disability table	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs
Biometric disabled mortality table	Winklevoss	Winklevoss	Winklevoss	Winklevoss	Winklevoss	Winklevoss	Winklevoss	Winklevoss	N.A.
Turnover rate	5.10%	4.40%	Nil	5.10%	N.A.	Nil	Nil	N.A.	N.A.
Starting age of the benefits	57 years	57 years	57 years	55 years	N.A.	57 years	55 years	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	8.67%	8.67%

	2014
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNCP	CELPREV	PAMEC
Nominal discount rate of actuarial liability	11.83%	11.83%	11.83%	11.83%	11.83%	11.83%	11.83%	11.83%
Estimated inflation rate	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%
Estimated nominal salary increase index	7.08%	6.45%	5.50%	6.56% to 8.24%	N.A.	10.45%	5.50%	N.A.
Estimated nominal benefit growth rate	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	N.A.
Total expected rate of return on plan assets	11.83%	11.83%	11.83%	11.83%	11.83%	11.83%	11.83%	11.83%
General mortality biometric table	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000
Biometric disability table	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs
Biometric disabled mortality table	Winklevoss	Winklevoss	Winklevoss	Winklevoss	Winklevoss	Winklevoss	Winklevoss	Winklevoss
Turnover rate	7.30%	8.20%	Nil	0% to 12%	N.A.	Nil	Nil	N.A.
Starting age of the benefits	57 years	57 years	57 years	55 years	N.A.	57 years	55 years	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	8.67%

N.A. = Not applicable.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

ADDITIONAL DISCLOSURES - 2015

a)	Plans’ assets and liabilities correspond to the amounts as at December 31, 2015.

b)	Master file data used for the plans managed by FATL and SISTEL are as at August 31, 2015 and July 31, 2015, respectively, and for PAMEC and PAMA are as at October 31, 2015 and June 30 2015, respectively, projected for December 31, 2015.

Investment policy of the plans

The investment strategy of the benefit plans is described in their investment policy, which is annually approved by the governing board of the sponsored funds. This policy establishes that investment decision-making must take into consideration: (i) the preservation of capital; (ii) the diversification of investments; (iii) the risk appetite according to conservative assumptions; (iv) the expected return rate based on actuarial requirements; (v) the compatibility of investment liquidity with the plans’ cash flows, and (vi) reasonable management costs. The policy also defines the volume interval for different types of investment allowed for the pension funds, as follows: fixed income, variable income, structured investments, investments abroad, loans to participants, and real estate investments.

The average ceilings set for the different types of investment permitted for pension funds are as follows:

ASSET SEGMENT	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNCP	CELPREV	PAMA
Fixed income	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Variable income	17.00%	17.00%	10.00%	17.00%	70.00%	70.00%	70.00%	70.00%
Structured investments	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%
Investments abroad	5.00%	5.00%	2.00%	5.00%	10.00%	10.00%	10.00%	10.00%
Real estate	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Loans to participants	15.00%	15.00%	15.00%	15.00%	15.00%	15.00%	15.00%	15.00%

The allocation of plan assets as at December 31, 2015 is as follows:

ASSET SEGMENT	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNCP	CELPREV	PAMA
Fixed income	92.17%	84.25%	88.01%	91.40%	75.65%	98.93%	98.03%	100.00%
Variable income	1.32%	3.25%	1.78%	2.21%	13.61%
Structured investments	5.21%	11.45%	9.12%	5.08%	0.18%	0.01%
Investments abroad
Real estate	0.69%	0.72%	0.74%	0.70%	9.29%
Loans to participants	0.62%	0.33%	0.35%	0.61%	1.28%	1.06%	1.97%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(b)	Employee profit sharing

In the year ended December 31, 2015, the Company and its subsidiaries recognized provisions for employee profit sharing based on individual and corporate goal attainment estimates totaling R$70,199 in Company and R$210,054 on a consolidated basis.

(c)	Share-based compensation

The Long-term Incentive Program (2015-2017), approved by the Company’s Board of Directors on March 13, 2015, seeks a greater alignment with the Company’s management cycle and business priorities. The Program consists of the payment of gross cash reward, in accordance with the Law Laws and Regulations, as a result of the compliance with the goals set for 2015-2017. The gross cash reward is benchmarked to the quotation of Company shares. We also disclose that the beneficiaries are not entitled to receiving Company shares since the Program does not provide for the transfer of shares to its beneficiaries.

25.	SEGMENT INFORMATION

The Company’s management uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Mobile Telecommunications Limited in Namibia, Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by Management based on a view segmented by customer, into the following categories:

•	Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;
•	Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and
•	SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial statements for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the years ended December 31, 2015 and 2014 is as follows:

	2015	2014	2013
Residential	9,779,218	9,995,205	10,302,910
Personal mobility	8,430,890	9,011,200	9,289,893
SMEs/Corporate	7,973,893	8,311,458	8,454,923
Other services and businesses	257,090	295,297	374,421
Net operating revenue	26,441,091	27,613,160	28,422,147
Operating expenses
Depreciation and amortization	(4,892,798)	(4,398,954)	(4,278,477)
Interconnection	(1,757,277)	(2,674,915)	(3,965,623)
Personnel	(2,618,139)	(2,749,404)	(2,534,222)
Third-party services	(6,154,900)	(6,163,447)	(6,119,733)
Grid maintenance services	(1,860,646)	(1,906,789)	(2,328,140)
Handset and other costs	(226,826)	(702,379)	(515,377)
Advertising and publicity	(379,537)	(656,487)	(556,500)
Rentals and Insurance	(3,553,881)	(3,095,667)	(2,119,684)
Provisions/reversals	(860,166)	(779,314)	(656,849)
Allowance for doubtful accounts	(692,935)	(628,605)	(922,779)
Taxes and other expenses	(1,107,149)	(1,610,823)	(1,507,701)
Other operating income, net	277,954	3,206,943	2,369,555
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	2,614,791	5,453,319	5,286,617

FINANCIAL INCOME (EXPENSES)
Financial income	4,493,042	1,332,723	1,375,217
Financial expenses	(11,012,582)	(5,867,836)	(4,649,665)

PRETAX INCOME	(3,904,749)	918,206	2,012,169
Income tax and social contribution	(537,929)	(977,093)	(519,154)

LOSS FROM CONTINUING OPERATIONS	(4,442,678)	(58,887)	1,493,015

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the years ended December 31, 2015 and 2014, the reconciliation of the revenue of the segment Telecommunications in Brazil and total consolidated revenue is as follows:

	2015	2014
Net operating revenue
Revenue related to the reportable segment	26,441,091	27,613,160
Revenue related to other businesses (i)	912,674	633,939
Consolidated net operating revenue	27,353,765	28,247,099

(i)	In 2014 the Africa and Timor business were consolidated after May 1.

In the years ended December 31, 2015 and 2014, the reconciliation between the profit (loss) before financial income (expenses) and taxes of the segment telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	2015	2014
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	2,614,791	5,453,319
Other businesses (i)	87,605	221,319
Consolidated income before financial income (expenses) and taxes	2,702,396	5,674,638

(i)	In 2014 the Africa and Timor business were consolidated after May 1.

Total assets, liabilities and tangible and intangible assets per geographic market as at December 31, 2015 are as follows:

	2015
	Total assets	Total liabilities	Tangible assets	Intangible assets	Capital expenditures on tangible and intangible assets
Brazil	89,328,508	81,863,595	25,497,191	3,301,771	3,565,454
Other, primarily Africa	7,686,298	745,000	466,049	943,534	116,030

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

26.	RELATED-PARTY TRANSACTIONS

Transactions with jointly controlled entities, associates, and unconsolidated entities

	2015	2014
Accounts receivable and other assets	4,916	191,159
PT-ACS		15,114
Fundação PT		7,387
Sportinvest Multimédia		105,492
Siresp		40
Fibroglobal		48,134
Yunit		7,454
Contax (i)		3,307
Other entities	4,916	4,231

	2015	2014
Accounts payable and other liabilities	53,246	68,259
PT-ACS		599
Fundação PT		2
Sportinvest Multimédia		291
Siresp		6
Fibroglobal		9,564
Yunit		669
Contax (i)		41,832
TODO		5,587
Ability		7
Veotex		345
Hispamar	52,425
Other entities	821

	2015	2014
Revenue
Revenue from services rendered	67	31,873
Contax (i)		30,754
TODO		1,026
Other entities	67	93

	2015	2014
Costs/expenses
Operating costs and expenses	(240,511)	(232,176)
PT-ACS		(3,887)
Sportinvest Multimédia		(669)
Fibroglobal		(10,974)
Veotex		(10,221)
TODO		(22,984)
Hispamar	(207,366)
Other entities	(33,145)	(31,400)

(i)	As a result of the TmarPart downstream merger (Note 1) and voting right dilution events, Contax is no longer reported as a Company related party, pursuant to CPC 5 requirements.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

The compensation of the officers responsible for planning, managing and controlling the Company’s activities, i.e., directors and executive officers, totaled R$25,441 (R$25,409 at December 31, 2014) in the Company and R$25,649 (R$25,565 December 31, 2014) on a consolidated basis.

27.	INSURANCE

During the concession period, the concessionaire has the obligation of maintaining the following insurance coverage over the prescribed terms: “all risks” policy that covers property damages to all insurable assets belonging to the concession, insurance against economic losses to insure the continuity of services, and insurance guaranteeing payment of obligations related to the quality and universal services, as provided for by the Concession Agreements. All material and/or high-risk assets and liabilities in are insured. The Company and its subsidiaries maintain insurance coverage against property damages, loss of revenue arising from such damages (loss of profits), etc. Management understands that the amount insured is sufficient to assure the integrity of assets and the continuity of operations, and the compliance with the rules set out in the Concession Agreements.

The insurance policies provide the following coverage, per risk and type of asset:

	2015	2014
Insurance line
Operational risks and loss of profits	600,000	600,000
Civil liability - third parties (i)	312,336	212,496
Fire – inventories	150,000	150,000
Concession warranty – TMAR	7,842	27,816
Concession warranty - Oi	2,287	11,170
Theft – inventories	20,000	20,000
Civil liability - general	20,000	20,000
Civil liability - vehicles	3,000	3,000

(i)	Based on the foreign exchange rate prevailing at December 31, 2014 (ptax): US$1=R$3.9042

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

28.	HELD-FOR-SALE ASSETS AND DISCONTINUED OPERATIONS

Sale of PT Portugal shares to Altice

On December 9, 2014, the Company and Altice entered into a purchase and sale agreement of all PT Portugal shares to Altice, basically involving the operations conducted by PT Portugal in Portugal and in Hungary.

On January 22, 2015, Pharol shareholders approved the sale by Oi of all PT Portugal shares to Altice, under the terms and conditions of the Share Purchase and Sale Agreement. Accordingly, the suspensive condition provided for in said agreement to its effectiveness was implemented.

On June 2, 2015, the sale by Oi to Altice of its entire stake in PT Portugal was completed. Altice Portugal paid a total of €5,789 million for PT Portugal, of which €4,920 million were received in cash by Oi and €869 million were immediately allocated to settle PT Portugal euro-denominated debt. There is also a provision for the payment of an earn-out of €500 million related to PT Portugal’s future generation of revenue and Oi provided a set of guarantees and representations usual in this type of agreements to the buyer.

Classification of the investment sales transactions as discontinued operations

On May 5, 2014, the Company acquired PT Portugal and since then it also fully consolidated its profits or losses, assets and liabilities. In December 2014, with the approval of the sale of the investments in PT Portugal to Altice, the Company classified its operations in Portugal as held-for-sale assets and liabilities associated to held-for-sale assets, and discontinued operations.

With the sale of PT Portugal shares to Altice, the loss on divesture is presented as discontinued operations in a single line of the income statement, as follows:

	2015	2014
Allowance for impairment loss at fair value of the PT Portugal investment and divesture-related expenses		(4,164,478)
Loss on sale of PT Portugal and divesture-related expenses (i)	(625,464)
Comprehensive income transferred to the income statement (ii)	1,709,347
Loss for the period of discontinued operations (iii)	(15,741)	(250,061)
Profit for the period from discontinued operations (iv)	1,068,142	(4,414,539)

(i)	The loss on the sale of PT Portugal includes: (1) the derecognized investment cost that includes goodwill arising on the business combination between the Company and PT less the R$4.2 billion allowance for loss recognized in December 2014, and selling expenses totaling R$1.3 billion; and (2) the R$0.7 billion revenue related to cash proceeds received directly by the Company. The final price is subject to possible post-closing adjustments to be determined in the following months based on changes in the cash, debt, and working capital positions at the closing date.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

(ii)	Refers to the cumulative foreign exchange differences recognized in other comprehensive income, transferred from equity to profit or loss for the year due to divesture.

(iii)	Refers to PT Portugal’s loss recognized as equity in profits of subsidiaries for 2015 and 2014.

(iv)	The profit or loss from discontinued operations includes the effect of taxes on selling expenses amounting to R$82,699 (R$38,805 in 2014), in the Company and on a consolidated basis.

Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing 75% of Africatel’s share capital, and/or dispose of its assets. Oi will lead the sale process, even though we believe that it would be in the best interests of both Africatel shareholders to maximize the value of their investments, that this sale be coordinated with Samba Luxco, a Helios Investors L.P. affiliate that holds the remaining 25% of Africatel’s share capital. Oi is committed to working with its local partners and each one of the operating companies where Africatel holds investments to ensure a coordinated transition of its interests in these companies.

Notwithstanding the above, our indirect subsidiary Africatel GmbH & Co. KG (“Africatel GmbH”), direct holder of the Oi’s investment in Africatel, received on September 16, 2014 a letter from Samba Luxco, where Samba Luxco exercised an alleged right to sell the shares it holds in Africatel (put option), pursuant to Africatel’s shareholders’ agreement. According to this letter, this put option results from the indirect transfer of Africatel shares, previously indirectly held by Pharol, to the Company as the payment for the capital increase made in May 2014. In the letter, Samba Luxco purported to exercise the alleged put right and thereby require Africatel GmbH to acquire its shares in Africatel.

The Company believes that there was not any action or event that, under Africatel’s shareholders’ agreement terms, would trigger the right to exercise the put option. Accordingly, without prejudice to the value the Company attributes to maintaining a relationship of mutual respect with Samba Luxco, Africatel GmbH intends to challenge the exercise of this put option by Samba Luxco in the current circumstances, which, pursuant to Africatel’s shareholders’ agreement, which was duly notified in Africatel GmbH’s reply to Samba Luxco’s letter, on September 26, 2014.

Thus, on November 12, 2014, the International Court of Arbitration of the International Chamber of Commerce notified Africatel GmbH that Samba Luxco had commenced arbitral proceedings against Africatel GmbH to enforce its purported put right or, in the alternative, certain ancillary rights and claims. Africatel GmbH presented its answer to Samba Luxco’s request for arbitration on December 15, 2014. The arbitral tribunal was constituted on March 12, 2015 and Africatel GmbH filed its defense on October 9, 2015. The Company intends to vigorously defend Africatel GmbH in these proceedings.

Concurrently, Oi intends to focus its efforts on the sale of Africatel and/or its assets and believes that if this goal is successfully met through the arbitration proceeding already initiated.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

With regard to Africatel’s indirect stake in Unitel, through its subsidiary PT Ventures, it is worth noting that on October 13, 2015, PT Ventures initiate the arbitration proceeding against Unitel’s shareholders as a result of the violation by the latter of several rules of Unitel’s shareholders’ agreement and the Angolan law, including the fact that such shareholders caused Unitel not to pay the dividends paid to PT Ventures and retain the information and clarifications on such payment. Additionally, on October 20, 2015, PT Ventures filed an action for a declaration of sentence against Unitel with an Angolan court, claiming the recognition of PT Ventures’ right to receive the outstanding dividends declared in 2010, and the dividends for the years 2011, 2012, and 2013.

The other shareholders of Unitel have asserted to PT Ventures that they believe that Pharol’s sale of a non-controlling interest in Africatel to Samba Luxco in 2007 constituted a breach the Unitel shareholders’ agreement. PT Ventures disputes this interpretation of the relevant provisions of the Unitel shareholders’ agreement and believes that such provisions apply only to a transfer of Unitel shares by PT Ventures itself. By the date of this report, the Company had not been notified of any proceedings initiated with respect to Pharol’s sale of a non-controlling stake in Africatel to Samba Luxco.

The assets and of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell.

The African operations are consolidated in the income statement since May 5, 2014.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

The main components of the assets for held sale and liabilities associated to assets held for sale of the African operations are as follows:

Operations in Africa
2015
Held-for-sale assets	7,686,298
Cash, cash equivalents and cash investments	214,413
Accounts receivable	217,992
Dividends receivable (i)	2,042,191
Available-for-sale financial asset (ii)	3,541,314
Other assets	230,318
Investments	61,425
Property, plant and equipment	466,049
Intangible assets	356,900
Goodwill	555,696

Liabilities directly associated to assets held for sale	745,000
Borrowings and financing	9,557
Trade payables	85,730
Provisions for pension plans	923
Other liabilities	648,790

Non-controlling interests (*)	1,190,547

Total assets held for sale and liabilities associated to assets held for sale - consolidated	5,750,751

Intragroup eliminations	(295,489)

Total assets held for sale – Parent company	5,455,262

Investments in Africa	5,455,262

(*)	Represented mainly by the Samba Luxco’s 25% stake in Africatel Holdings, BV and, consequently, in its net assets.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

	PT Portugal operations	African operations	Total
	2014
Held-for-sale assets	26,283,854	7,642,738	33,926,592
Cash, cash equivalents and cash investments	590,111	170,056	760,167
Accounts receivable	2,270,140	195,690	2,465,830
Dividends receivable (i)	1,948	1,261,826	1,263,774
Available-for-sale financial asset (ii)		4,284,416	4,284,416
Other assets	1,085,751	164,121	1,249,872
Investments	134,272	63,267	197,539
Property, plant and equipment	10,560,140	506,347	11,066,487
Intangible assets	5,271,808	376,441	5,648,249
Goodwill	6,369,684	620,574	6,990,258

Liabilities directly associated to assets held for sale	26,326,948	851,273	27,178,221
Borrowings and financing	18,892,793	83,843	18,976,636
Trade payables	2,260,503	97,600	2,358,103
Provisions for pension plans	3,347,667	997	3,348,664
Other liabilities	1,825,985	668,833	2,494,818

Non-controlling interests		1,509,197	1,509,197

Total assets held for sale and liabilities associated to assets held for sale - consolidated	(43,094)	5,282,268	5,239,174

Intragroup eliminations			26,202

Total assets held for sale – Parent company			5,265,376

Investments in PT Portugal			2,821,322
Due from related parties			2,444,054

(i)	Refers to dividends receivable from Unitel. In 2015, the Company’s recognized dividends not yet received based on the expected recoverable amount and took into account, for this valuation, the existence of lawsuits filed to collect these amounts, the expected favorable decisions on these lawsuits, and the existence of cash at Unitel for the payment of these dividends. The dividends not paid by Unitel to PT Ventures refer to fiscal years 2010, 2011, 2012, and 2013, totaling US$661million;
(ii)

Refers mainly to the fair value of the indirect interest financial investment of 18.75% of Unitel’s share capital, classified as held for sale. The fair value of this investment at the date of acquisition was estimated based on the valuation made by Banco Santander (Brasil), which used a series of estimates and assumptions, including cash flows forecasts for a four-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of appropriate discount rates. The Company has the policy of monitoring and periodically updating the main assumptions and material estimates used in the fair value measurement, and also takes into consideration in this assessment possible impacts of actual events related to the investment, notably the lawsuits filed against Unitel and its shareholders in 2015. As at

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

December 31, 2015 and in the context of the updating of assumptions referred to above, the Company determined a fair value of the investment in Unitel of R$3,436 million and recognized in profit or loss a loss of R$2,208 million. The Company believes that the fair value measured under the Discounted Cash Flows method and using the discount rate assumptions (from 15.5% to 17.5%), foreign exchange rates, and other Angolan official financial indicators, corresponds to the best estimate of the realizable value of the investment in Unitel.

(iii)	As at December 31, 2015, the Company conducted the annual impairment test of its assets related to the operations in África and recognized a loss on goodwill amounting to R$89,176.

29.	OTHER INFORMATION

(a)	Rio Forte securities

On June 30, 2014, the Company was informed, through a notice disclosed by Pharol, of the investment made by PT International Finance BV (“PTIF”) and PT Portugal, companies contributed by Pharol to Oi in the capital increase, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

According to said notice, the Securities had been issued in the total amount of €897 million, and bore average annual interest of 3.6% and matured on July 15 and July 17, 2014 (€847 and €50 million, respectively), stressing that since April 28, 2014 no other investment and/or renewal of this type of investments had been made.

Both PT Portugal and PTIF (collectively “Oi Subsidiaries”) became Company subsidiaries due to the assignment of all PT Portugal shares to the Company by Pharol, on May 5, 2014, to pay in the Company’s capital increase approved on April 28 and 30, 2014.

The Securities matures in July 2014 and subsequently the cure period for payment of the securities ended without Rio Forte paying the amount due. The Luxembourg Commercial Court denied Rio Forte’s request for controlled management on October 17, 2014 and Rio Forte’s bankruptcy was declared on December 8, 2014.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On September 8, 2014, after obtaining the due corporate approvals, the Company, the Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries transferred the Securities to Pharol in exchange for preferred shares and common shares of the Company and held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 26, 2015, in order to comply with the conditions presented by the CVM’s Board to grant the waivers necessary for the implementation of the Share Exchange and Put Option, according to the decision issued on March 4, 2015, the Company held a Shareholders’ Meeting which approved the terms and conditions of the Share Exchange and Put Option agreements.

On March 31, 2015, the Company announced in a Material Fact Notice, the consummation of the Exchange, under which Pharol delivered to the Oi Subsidiaries Oi free shares corresponding to 47,434,872 OIBR3 (common shares) and 94,869,744 OIBR4 (preferred shares) (“Exchanged Shares”); and in exchange Oi, through PTIF, delivered the Securities to Pharol, totaling €897 million, with no money involved.

With implementation of the Exchange, Pharol became the holder of the Securities and the sole responsible for negotiating with Rio Forte and the decisions related to the Securities, and the Company is responsible for the supporting documentation to Pharol to take the necessary actions to collect the receivables represented by the Securities.

As a result of the consummation of the Exchange, Pharol’s direct interest in Oi decreased from 104,580,393 common shares and 172,025,273 preferred shares, representing 37.66% of the voting capital (ex-treasury) and 32.82% of the total capital of Oi (ex-treasury) to 57,145,521 common shares and 77,155,529 preferred shares, representing 24.81% of the voting capital (ex-treasury) and 19.17% of the total capital of Oi (ex-treasury). Oi shares received by PTIF as a result of the Exchange will remain in treasury.

Main terms of the Call Option for the Purchase of Shares (“Option Contract”)

Under the Call Option Agreement entered into on September 8, 2014 by Pharol, PTIF, PT Portugal, Oi, and TmarPart, and amended on March 31, 2015, the call option on Oi shares granted Pharol became exercisable with the consummation of the Exchange, beginning March 31, 2015, at any time, during a six-year period.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

Under the terms of the Call Option Agreement, the Call Option will involve 47,434,872 Oi common shares and 94,869,744 Oi preferred shares (“Shares Subject to the Option”) and can be exercised, in whole or in part, at any time, pursuant to the following terms and conditions:

(i) Term: six (6) years, noting that Pharol’s right to exercise the Option on the Shares Subject to the Option will be reduced by the percentages below:

Date of Reduction	% of Shares Subject to the Option that cease to the subject to the Option each year
As from 03/31/2016	10%
As from 03/31/2017	18%
As from 03/31/2018	18%
As from 03/31/2019	18%
As from 03/31/2020	18%
As from 03/31/2021	18%

(ii) Exercise Price: R$1.8529 per Company preferred share and R$2.0104 per Company common share, before the reverse share split approved on November 18, 2014, as adjusted by the interbank deposit rate (CDI), plus 1.5% per annum, calculated on a pro rata temporis basis, from the date of the Exchange to the date of the effective payment of each exercise price, in whole or in part, of the Option. The exercise price of the shares will be paid in cash, at the transfer date of the Shares Subject to the Option.

Oi is not required to maintain the Exchanged Shares in treasury. In the event that PTIF or any of Oi’s subsidiaries do not hold, in treasury, a sufficient number of Shares Subject to the Option to transfer to Pharol, the Option may be financially settled through payment by the Oi Subsidiaries of the amount corresponding to the difference between the market price of the Shares Subject to the Option and the respective exercise price corresponding to these shares.

While the Option is effective, Pharol may not purchase Oi shares, directly or indirectly, in any manner other than by exercising the Option. Pharol may not transfer or assign the Option, nor grant any rights under the Option, including security, without the consent of Oi. If Pharol issues, directly or indirectly, derivatives that are backed by or referenced to Oi shares, it shall immediately use the proceeds derived from such a derivative transaction, directly or indirectly, to acquire the Shares Subject to the Option.

Oi may terminate the Option if (i) the Bylaws of Pharol are amended voluntarily to remove or amend the provision that limits the voting right to 10% of all votes corresponding to the capital stock of Pharol; (ii) Pharol directly or indirectly engages in activities that compete with the activities of Oi or its subsidiaries in the countries in which they operate; (iii) Pharol violates certain obligations under the Option Contract.

On March 31, 2015, the Option Agreement was amended to provided for (i) the possibility of Pharol assigning or transferring the Call Option, regardless of previous consent by Oi, provided that such assignment or transfer covers at least  1⁄4 of the Shares Subject to the Option, and Pharol can freely use the use the proceeds of such transactions, (ii) the possibility of Pharol, subject to previous, written consent from Oi, creating or granting any rights arising on the Call Option or, pledging the guarantees supported by the Call Option, and (iii) the grant of a right of first refusal to Oi for the acquisition of the Call Option, should Pharol wish to sell, assign, transfer, contribute the capital of another entity, transmit, or otherwise sell or dispose of the Call Option.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

This amendment has been executed with a suspensive condition and would only be effective after an authorization from the CVM to amend the Option Agreement were granted. However, at a meeting held on December 16, 2015, the CVM’s board decided to refuse the entire request filed by the Company for waiver of the requirements of CVM Instructions 10/1980 and 390/2003 to amend the Option Agreement.

These Instructions determine that the acquisition and sale of shares of a publicly held company must be conducted in a stock exchange and that the stock options transactions of a publicly held company must be conducted in the markets where the company’s shares are traded, and interdicts any private transactions. The waiver of these requirements would allow the enforcement of the provisions of the amendment to the Call Option Agreement related to (i) the possibility of privately transferring the Call Option from Pharol to Oi; (ii) granting a right of first refusal to Oi to acquire the Call Option; and (iii) the possibility of making the payment of the Option acquisition price in Oi shares, if the right of first refusal if exercised.

As at December 31, 2015, the fair value of the Call Option is estimated at R$4 million calculated by the Company using the Black-Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique provided for by paragraphs B10 and B11 of CPC 46 Fair Value Measurement.

(b)	Consolidation of the telecommunications industry in the Brazilian market

On August 26, 2014, Oi entered into an agreement with Banco BTG Pactual S.A. (“BTG Pactual”) under which the latter will act as commissioner to develop feasible alternatives to render viable participating in the industry consolidation in the Brazilian telecommunications market.

As already reported to the market, BTG Pactual held discussions with third parties regarding a possible transaction and the role of BTG Pactual includes contracting other market players that could be interested in the transaction, as Company agent for the transaction.

On October 23, 2015, the company received from LetterOne Technology (UK) LLP, one of the companies in the Letter One investment group (“L1 Technology”), a letter containing an exclusivity proposal in a potential transaction for the specific purpose of allowing a consolidation in the Brazilian telecommunications industry involving a potential business combination with TIM Participações S.A. (“TIM Participações”). Under the proposal, L1 Technology would be willing to make a capital contribution of up to US$4.0 billion to the Company, contingent to the consolidation transaction.

After assessing the proposal, the Company sent to counter-proposal to L1 Technology on October 28, de 2015, under which Oi and L1 Technology would mutually grant each other an exclusivity right over a seven-month periods, starting on October 23, 2015, especially regarding business combinations involving telecommunications companies or telecommunications assets in Brazil. Since L1 Technology accepted the terms of the counterproposal, Oi and L1 Technology are now bound by the exclusivity agreement during the seven-period starting October 23, 2015.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

If the transaction under construction materializes, it is expected a decrease in Oi’s leverage to become a more robust player, and the generation of major synergies and gains of scale, promoting the creation of value for all shareholders. A potential union of Oi with TIM Participações should result in the incorporation of a more complete, better-positioned operator, capable of competing with global players already operating in Brazil. Consumers should benefit from this trend, consequently strengthening the Company.

On February 25, 2016, Oi disclosed a Material Fact Notice where it informed that it have been notified by L1 Technology that L1 Technology had disclosed a notice stating that it had been informed by TIM that the latter was no longer interested in proceeding with the negotiations on the possibility of a business combination with Oi in Brazil. L1 Technology informed that without TIM’s involvement it could not proceed with transaction as previously planned. In light of this information, Oi will assess the impacts of this notice on the possibilities of consolidation in the Brazilian market.

(c)	Completion of the share auction

The last auction to sell the shares resulting from the reverse split of share fractions approved by the shareholders at Extraordinary Shareholders’ Meeting held on November 18, 2014 was held on June 30, 2015.

As a result of the three auctions held, 1,069,131 Company common shares and 1,162,652 Company preferred shares were sold (“Share”), representing all the shares resulting from the reverse split of share fractions.

The net proceeds of the sale of the Shares totaled R$13,632 and were deposited on July 10, 2015 on behalf of the share fraction holders, proportionately to the number of shares held.

(d)	New York Stock Exchange (NYSE) Listing Rule

In September 2015, the Company was notified by the NYSE that Oi was not complying with the continued listing rule, which requires that the average closing price of the listed securities of a company cannot go below US$1.00 per share in any consecutive 30-day trading period.

On January 22, 2016, in order to comply with the minimum share price requirement established by NYSE, Oi disclosed a Notice to the Market announcing the change in Company’s common shares ratio of the Depositary Receipts Program, Level II, Sponsored (“Common DR”) so that each Common DR, which was previously one (1) common share, represents five (5) common shares as from February 1, 2016.

Oi S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2015 and 2014

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

30.	SUBSEQUENT EVENTS

Optimization of the Company’s liquidity and debt profile

Pursuant to the Material Fact Notice disclosed by Oi on March 9, 2016, has retained PJT Partners as financial advisor to assist Oi in evaluating financial and strategic alternatives to optimize its liquidity and debt profile.

Oi’s operating focus remained unchanged, where customers remain the Company’s top priority.

Oi is committed to continuing to make investments that ensure a continual improvement of its quality of service, which it believes will allow it to continue to bring technological advances to its customers all over Brazil. Oi also continues to undertake efforts for the operating upgrading and transformation of its business by focusing on austerity, infrastructure optimization, process revision, and sales actions.